Exhibit 10.1

Execution Version

CASH AMERICA INTERNATIONAL, INC.

NOTE PURCHASE AGREEMENT

$47,000,000 6.00% SERIES A SENIOR NOTES DUE AUGUST 28, 2019

$5,000,000 6.58% SERIES B SENIOR NOTES DUE AUGUST 28, 2022

DATED AUGUST 28, 2012

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

Schedules and Exhibits

Schedule A	—	Information Relating to Purchasers
Schedule B	—	Defined Terms

Schedule 5.3	—	Disclosure Materials
Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 5.5	—	Financial Statements
Schedule 5.15	—	Existing Indebtedness
Schedule 10.5	—	Permitted Liens

Exhibit 1(a)	—	Form of 6.00% Series A Senior Note due August 28, 2019
Exhibit 1(b)	—	Form of 6.58% Series B Senior Note due August 28, 2022

Exhibit 2	—	Form of Joint and Several Guaranty

Exhibit 3	—	Form of Subrogation and Contribution Agreement

Exhibit 4.4(a)	—	Opinion of Special Counsel for the Loan Parties
Exhibit 4.4(b)	—	Opinion of General Counsel for the Loan Parties
Exhibit 4.4(c)	—	Opinion of Special Counsel for the Purchasers

CASH AMERICA INTERNATIONAL, INC.

1600 West 7th Street, Fort Worth, Texas 76102-2599

$47,000,000 6.00% Series A Senior Notes due August 28, 2019

$5,000,000 6.58% Series B Senior Notes due August 28, 2022

August 28, 2012

To each of the Purchasers

listed in Schedule A hereto:

Ladies and Gentlemen:

Cash America International, Inc., a Texas corporation (together with any successor that becomes such in the manner prescribed in Section 10.2 (a), the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of (a) $47,000,000 aggregate principal amount of its 6.00% Series A Senior Notes due August 28, 2019 (as amended, restated or otherwise modified from time to time, the “Series A Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13), and (b) $5,000,000 aggregate principal amount of its 6.58% Series B Senior Notes due August 28, 2022 (as amended, restated or otherwise modified from time to time, the “Series B Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13; the Series A Notes and the Series B Notes, collectively, the “Notes”). The Series A Notes and the Series B Notes shall be substantially in the forms set out in Exhibit 1(a) and Exhibit 1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the Series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, at 399 Park Avenue, New York, NY 10022, at 10:00 a.m.,

New York time, at a closing (the “Closing”) on August 28, 2012. At the Closing the Company will deliver to each Purchaser the Notes of each Series to be purchased by such Purchaser in the form of a single Note for each Series (or such greater number of Notes for each Series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to an account designated by the Company to the Purchasers prior to the Closing. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of the Loan Parties in this Agreement and the other Loan Documents shall be correct when made and at the time of the Closing.

4.2.	Performance; No Default.

The Loan Parties shall have performed and complied with all agreements and conditions contained in this Agreement and the other Loan Documents required to be performed or complied with by them prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.3, 10.4, 10.5 or 10.8 had such Sections applied since such date.

4.3.	Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing and reasonably satisfactory in form and substance to the Purchasers, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company and each Significant Subsidiary shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing and reasonably satisfactory in form and substance to the Purchasers, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Loan Documents.

4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Hunton & Williams LLP, special counsel for the Loan Parties, substantially in the form of Exhibit 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from J. Curtis Linscott, General Counsel to the Loan Parties, substantially in the form of Exhibit 4.4(b) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (c) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form of Exhibit 4.4(c).

4.5.	Purchase Permitted by Applicable Law, etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.	Sale of Other Notes.

Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7.	Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.	Private Placement Numbers.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.

4.9.	Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.	Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4.11.	Loan Documents.

Each Guarantor and the Company shall have duly authorized, executed and delivered to the Purchasers a Joint and Several Guaranty (collectively, as may be amended, supplemented or otherwise modified from time to time, the “Joint and Several Guaranty”) and a Subrogation and Contribution Agreement (collectively, as may be amended, supplemented or otherwise modified from time to time, the “Subrogation and Contribution Agreement”), each dated the date of the Closing, in the forms of Exhibit 2 and Exhibit 3, respectively. Each other Loan Document shall (a) have been duly authorized, executed, acknowledged (if appropriate) and delivered by the respective Loan Parties thereto, (b) be dated the date of the Closing, (c) be in form and substance reasonably satisfactory to the Purchasers and (d) be in full force and effect on the date of the Closing without any default existing thereunder. A counterpart of each Loan Document executed by the Loan Parties thereto shall have been delivered to the Purchasers or their special counsel. Each Loan Document shall constitute the valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with the terms thereof, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.12.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1.	Organization; Power and Authority.

The Company and each Subsidiary is a corporation, partnership or limited liability company (as the case may be) duly organized or formed (as the case may be), validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (as the case may be), and is duly qualified as a foreign corporation, partnership or limited liability company (as the case may be) and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary has the corporate, partnership or limited liability company power (as the case may be) and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Loan Documents to which it is a party and to perform the provisions thereof.

5.2.	Authorization, etc.

The Loan Documents have been duly authorized by all necessary corporate action on the part of the Loan Parties, and this Agreement constitutes, and upon execution and delivery thereof each Note and each other Loan Document will constitute, a legal, valid and binding obligation of each Loan Party a party thereto enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

The Company, through its agent, KeyBanc Capital Markets Inc., has delivered to each Purchaser a copy of the Confidential Executive Summary, dated June 2012 (together with any supplements or amendments thereto, the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the other Loan Documents, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to August 28, 2012 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2011, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement and the other Loan Documents, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.	Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6.	Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement and the Notes, and by each Loan Party of the Loan Documents to which such Loan Party is a party, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.	Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any of the Loan Parties of any of the Loan Documents.

5.8.	Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws, the USA Patriot Act and any of the other laws and regulations that are referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.	Taxes.

The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended 2007.

5.10.	Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.	Licenses, Permits, etc.

(a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect on any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.	Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or U.S. federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Section 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of the Loan Documents and the issuance and sale of the Notes under this Agreement will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13.	Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 15 other Institutional Investors (as defined in clause (c) of the definition of such term), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes solely to pay the costs and expenses described in Section 15.1, to repay Indebtedness of the Company outstanding under the Existing Bank Loan Agreement and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.	Existing Indebtedness; Liens

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness for Money Borrowed of the Company and its Subsidiaries as of December 31, 2011 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of any Loan Party, except as specifically indicated in Schedule 5.15. The Existing Bank Loan Agreement has not been restated, amended, supplemented or otherwise modified except for that certain First Amendment to Credit Agreement dated as of November 29, 2011 and that certain Second Amendment to Credit Agreement dated as of November 29, 2011.

5.16.	Foreign Assets Control Regulations, etc.

(a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”). Neither the Company nor any Controlled Entity is engaged in any activities that could subject such Person or any Purchaser to sanctions under CISADA or under any applicable law of any state of the United States that imposes sanctions on Persons that do business with Iran or any other country that is subject to an OFAC Sanctions Program.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity (i) has been informed that it is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all Anti-Money Laundering Laws.

(d) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments in violation of any applicable law to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all anti-corruption laws and regulations applicable to it.

5.17.	Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18.	Environmental Matters.

(a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, except where such storage or disposal could not reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.	REPRESENTATIONS OF THE PURCHASERS.

6.1.	Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition by such Purchaser of its property shall at all times be within such Purchaser’s control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser further represents and warrants to the Company that it is an “accredited investor” within the meaning of the Securities Act.

6.2.	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.	INFORMATION AS TO COMPANY.

7.1.	Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and the Consolidated Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and the Consolidated Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such quarterly financial statements if it shall have timely made its Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.cashamerica.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and the Consolidated Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and the Consolidated Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances provided that the Company shall be deemed to have made delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such annual statements if it shall have timely made Electronic Delivery of its Form 10-K;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided that the Company shall be deemed to have made delivery of the documents in clause (ii) if it shall have timely made Electronic Delivery of such documents;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, that, alone or together with one or more such reportable events which shall have occurred prior to the date of such notice, could reasonably be expected to have a Material Adverse Effect, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.	Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2, Section 10.5, Section 10.6, Section 10.7, Section 10.8 and Section 10.10 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Events of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.	Visitation.

The Company shall:

(a) No Default — if no Default or Event of Default then exists, permit the representatives of one or more holders of Notes that is an Institutional Investor and a holder of at least 20% in outstanding principal amount of the Notes, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing, provided that the Company shall not be obligated to permit any such representative to make any such visit more often than once in any twelve (12) month period; and

(b) Default — if a Default or Event of Default then exists, permit the representatives of each holder of Notes that is an Institutional Investor, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.	PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.	Required Prepayments.

(a) Series A Notes. On August 28, 2015 and on each August 28 thereafter to and including August 28, 2018 the Company will prepay $9,400,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes, at par and without payment of the Make-Whole Amount, Modified Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series A Notes pursuant to Sections 8.2, 8.7 or 8.8, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1(a) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment. The entire unpaid principal balance of the Series A Notes will be due and payable on August 28, 2019.

(b) Series B Notes. On August 28, 2016 and on each August 28 thereafter to and including August 28, 2021 the Company will prepay $714,285.71 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes, at par and without payment of the Make-Whole Amount, Modified Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series B Notes pursuant to Sections 8.2, 8.7 or 8.8, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1(b) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment. The entire unpaid principal balance of the Series B Notes will be due and payable on August 28, 2022.

8.2.	Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess of $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount and Series of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. One Business Day prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date or, if no Make-Whole Amount is due, specifying the reason that no Make-Whole Amount is due in connection with such prepayment.

8.3.	Allocation of Partial Prepayments.

Except as contemplated by Sections 8.7 and 8.8, in the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (without regard to Series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.	Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.	Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.	Make-Whole Amount and Modified Make-Whole Amount.

The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount and the Modified Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.8 means 1.50% (150 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the most recently issued actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the most recently issued actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.8 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7.	Offer to Prepay Upon Disposition of Certain Assets.

(a) Notice and Offer. In the event of any proposed Debt Prepayment Application under Section 10.2(b) of this Agreement, the Company shall, within ten (10) days of the occurrence of the Disposition giving rise to such proposed Debt Prepayment Application (a “Debt Prepayment Disposition”) in respect of which an offer to prepay the Notes (the “Disposition Prepayment Offer”) is being made to comply with the requirements for a Debt Prepayment Application (as set forth in the definition thereof), in respect of such Debt Prepayment Disposition, give written notice of such Debt Prepayment Disposition to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay, at the election of each holder, a portion of the principal of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Proceeds Amount in respect of such Debt Prepayment Disposition on a date specified in such notice (the “Disposition Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Disposition Prepayment Date. If the Disposition Prepayment Date shall not be specified in such notice, the Disposition Prepayment Date shall be the fortieth (40th) day after the date of such notice.

(b) Acceptance and Payment. To accept such Disposition Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than twenty (20) days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within twenty (20) days after the date of such written notice shall be deemed to constitute a rejection of the Disposition Prepayment Offer. If so accepted by any holder of a Note, such offered prepayment (equal to not less than such holder’s Ratable Portion of the Net Proceeds Amount in respect of such Debt Prepayment Disposition) shall be due and payable on the

Disposition Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Disposition Prepayment Date, but shall not include any Make-Whole Amount or Modified Make-Whole Amount. If a holder of a Note declines a Disposition Prepayment Offer a Debt Prepayment Application shall be deemed to have been made under Section 10.2(b) with respect to that portion of such Net Proceeds Amount equal to such holder’s Ratable Portion thereof.

(c) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying (i) the Disposition Prepayment Date, (ii) the Net Proceeds Amount in respect of the applicable Debt Prepayment Disposition, (iii) that such offer is being made pursuant to Section 8.7 and Section 10.2(b) of this Agreement, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Disposition Prepayment Date, and (vi) in reasonable detail, the nature of the Disposition giving rise to such Disposition Prepayment Offer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

(d) Notice Concerning Status of Holders of Notes. Promptly after each Disposition Prepayment Date and the making of all prepayments contemplated on such Disposition Prepayment Date under this Section 8.7 (and, in any event, within thirty (30) days thereafter), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

8.8.	Change in Control.

(a) Notice of Change in Control or Control Event — The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 8.8(b). If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.8(c) and shall be accompanied by the certificate described in Section 8.8(g).

(b) Condition to Company Action — The Company will not take any action that consummates or finalizes a Change in Control unless

(i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.8(c), accompanied by the certificate described in Section 8.8(g), and

(ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.8.

(c) Offer to Prepay Notes — The offer to prepay Notes contemplated by Section 8.8(a) and Section 8.8(b) shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by Section 8.8(a), such date shall be not less than 45 days and not more than 60 days after the date of such offer. If the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 60th day after the date of such offer.

(d) Acceptance and Rejection — A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company at least fifteen days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute an acceptance of such offer by such holder.

(e) Prepayment — Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and Modified Make-Whole Amount, if any, as of the Proposed Prepayment Date in respect of the principal amount of Notes being so prepaid. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.8(f).

(f) Deferral of Obligation to Purchase — The obligation of the Company to prepay Notes pursuant to the offers accepted in accordance with Section 8.8(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of

(i) any such deferral of the date of prepayment,

(ii) the date on which such Change in Control and the prepayment are expected to occur, and

(iii) any determination by the Company that the efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.8 in respect of such Change in Control shall be deemed rescinded).

(g) Officer’s Certificate — Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying:

(i) the Proposed Prepayment Date;

(ii) that such offer is made pursuant to this Section 8.8;

(iii) the principal amount of each Note offered to be prepaid;

(iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date;

(v) the last date upon which the offer can be accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in Section 8.8(d);

(vi) that the conditions of this Section 8.8 have been fulfilled;

(vii) in reasonable detail, the nature and date or proposed date of the Change in Control; and

(viii) a reasonably detailed calculation of an estimated Modified Make-Whole Amount, if any, that would be due in connection with such offered prepayment (calculated as if the date of such certificate were the date of prepayment).

8.9.	Special Fees.

(a) In addition to interest accruing on the Notes, within ten (10) days after the date each certificate of a Senior Financial Officer is due pursuant to Section 7.2 with respect to each fiscal quarter of the Company (including the last fiscal quarter in each fiscal year) ending on or after September 30, 2012, if the Leverage Ratio as of the last day of such fiscal quarter is greater than 2.50 to 1.00, the Company will pay a special fee to each holder who shall have held Notes at any time during such quarter equal to the result of (A) the Average Daily Balance of Notes held by such holder during such quarter, multiplied by (B) 0.75% multiplied by (C) 25%.

(b) The acceptance of any such special fee shall not constitute a waiver of any Default or Event of Default (including in respect of the failure of the Company to perform its obligations under Section 10.6). The consequence of the failure to pay such special fee shall be governed by Section 11(b), treating such special fee for such purpose, and for the purpose of determining the amount payable upon the acceleration of the maturity of any Notes, as additional interest. If the payment in full of any and all outstanding amounts (other than the final special fee due hereunder) evidenced by any Series of Notes (whether by acceleration, voluntary prepayment, at maturity or otherwise) shall take place on a date other than a date when such special fee is otherwise due, the final special fee in respect of such Series of Notes paid in full shall be paid on a date which is not more than 10 days after the date each certificate of a Senior Financial Officer shall have been due pursuant to Section 7.2 with respect to the fiscal quarter of the Company (including the last fiscal quarter in each fiscal year) during which such payment in full shall have been made, and the amount of such special fee due to each holder of Notes shall be equal to the sum of (a) any unpaid special fee owed to such holder of such Series of Notes in respect of any prior fiscal quarter of the Company, together with interest as provided herein and in the Notes, and (b) the result of (i) the Average Daily Balance of such Series of Notes held by such holder during the period starting on the first day of the fiscal quarter in which such payment in full shall have occurred and ending on the date of such payment in full, multiplied by (ii) the number of days during such period, divided by (iii) 360, multiplied by (iv) either (A) 0.75%, if as of the last day of the fiscal quarter of the Company in which such payment in full shall have been made the Leverage Ratio is greater than 2.50 to 1.00, or (B) zero (0) if the Leverage Ratio on such last day is equal to or less than 2.50 to 1.00. Without limiting the foregoing and for the avoidance of doubt, (x) each reference to interest due on the Notes in this Agreement or the Notes shall be deemed to include special fees due on the Notes to the extent the context permits and (y) with respect to special fees, the Notes shall only evidence the Company’s obligation to pay such final special fee and shall only remain outstanding until such final special fee, if any is due, shall have been paid.

9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1.	Compliance with Law.

Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16 and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.	Insurance.

The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.	Maintenance of Properties.

The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.	Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.	Corporate Existence, etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.	Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7.	Compliance with Loan Documents.

The Company will, and will cause each of its Subsidiaries to, promptly comply with any and all covenants and provisions of each Loan Document to which it is a party.

9.8.	Guarantors.

(a) If, at any time, any existing or newly acquired or formed Subsidiary of the Company becomes a borrower or a guarantor, or otherwise becomes obligated, under any Principal Credit Facility, the Company will, at its sole cost and expense, cause such Subsidiary to, prior to or concurrently therewith, become a Guarantor in respect of this Agreement and the Notes and deliver to each of the holders of the Notes the following items:

(i) a duly authorized and executed instrument in writing pursuant to which such Subsidiary agrees to become a Guarantor under, and to be bound as a Guarantor by the terms of, the Joint and Several Guaranty and the Subrogation and Contribution Agreement in form and substance reasonably satisfactory to the Required Holders;

(ii) such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of such Subsidiary’s becoming bound as a Guarantor by the terms of the Joint and Several Guaranty and the Subrogation and Contribution Agreement; and

(iii) if an opinion of counsel (the “bank opinion”) to the Company or any Subsidiary is delivered to any lender or agent under any Principal Credit Facility in connection with the relevant Subsidiary becoming a borrower, guarantor or other obligor under such Principal Credit Facility, an opinion letter of counsel to such Subsidiary in form and substance reasonably satisfactory to the Required Holders that opines, without limitation, as to one or more of the following matters covered by the bank opinion (x) to such Subsidiary’s (1) existence and good standing in its jurisdiction of formation, (2) due authority to become a Guarantor under, and to be bound as a Guarantor by the terms of, the Joint and Several Guaranty and the Subrogation and Contribution Agreement and (3) due execution, delivery and performance of the Joint and Several Guaranty and the Subrogation and Contribution Agreement, (y) to the enforceability of the Joint and Several Guaranty and the Subrogation and Contribution Agreement against such Subsidiary and (z) to the effect that the execution, delivery and performance by such Subsidiary of the Joint and Several Guaranty and the Subrogation and Contribution Agreement do not (1) violate any law, rule or regulation applicable to such Subsidiary or (2) conflict with or result in any breach of any of the provisions of or constitute a default under the provisions of the charter, bylaws, certificate of formation, operating agreement or other constitutive documents of such Subsidiary; and

(iv) such other certificates, resolutions, opinions, documents and instruments as may be reasonably requested by the Required Holders to give effect to the undertaking of such Subsidiary becoming a Guarantor.

(b) If at any time, (i) pursuant to the terms and conditions of each Principal Credit Facility, any Guarantor is discharged and released from its Guaranty of Indebtedness under each Principal Credit Facility, (ii) such Guarantor is not a borrower under or otherwise obligated under any Principal Credit Facility and (iii) the Company has delivered to each holder of Notes an Officer’s Certificate certifying that (x) the conditions specified in clauses (i) and (ii) above have been satisfied, (y) such Subsidiary is not required to be a Guarantor pursuant to Section 10.9 and (z) immediately preceding the release of such Guarantor from the Joint and Several Guaranty and the Subrogation and Contribution Agreement and after giving effect thereto, no Default or Event of Default exists or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Guarantor will be discharged and released, automatically and without the need for any further action, from its obligations under the Joint and Several Guaranty and the Subrogation and Contribution Agreement; provided that, if, in connection with any release of a Guarantor from its Guaranty of Indebtedness under any Principal Credit Facility, any lender or agent under such Principal Credit Facility is paid any remuneration as consideration for such release, then such remuneration shall be concurrently paid, on the same equivalent terms, ratably to each holder of the Notes then outstanding. Without limiting the foregoing, for purposes of further assurance, each of the holders of the Notes agrees to provide to the Company and such Guarantor, if reasonably requested by the Company or such Guarantor and at the Company’s expense, written evidence of such discharge and release signed by such holder.

10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1.	Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2.	Merger, Consolidation, Disposition of Properties, etc.

The Company will not, and will not permit any of its Subsidiaries to, dissolve or liquidate or consolidate or merge with, or sell, assign, convey, exchange, lease or otherwise dispose of its properties to, any other Person except that:

(a) any Person may consolidate with or merge into the Company if (i) the Company shall be the surviving entity or, if the Company is not the surviving entity, such other Person shall, by written instrument in form and substance acceptable to the Required Holders, expressly and unconditionally assume, agree to pay and perform all the Obligations and to be bound by this Agreement and the other Loan Documents the same as if such Person had originally executed this Agreement in place of the Company and had been the original maker of the Notes, (ii) immediately before and after giving effect to such transaction, (A) no Default or Event of Default shall have occurred and be continuing, (B) in the event that the Company is the surviving entity, the Company is solvent, and, in the event that the Company is not the surviving entity, such other Person shall be a solvent corporation organized under the laws of any state of the United States of America, and (C) the consummation of such transaction did not have, and could not reasonably be expected to have, a Material Adverse Effect and (iii) each holder of Notes shall have received an Officer’s Certificate, dated not more than ten (10) days prior to the effective date of such transaction, describing such transaction and stating that such transaction is permitted by this Section 10.2;

(b) the Company may and may permit any of its Subsidiaries to sell, assign, convey, exchange, lease or otherwise dispose of its properties (including, without limitation, capital stock, accounts receivable and pawn loans) (each a “Disposition”) to, any Person if (i) such Disposition is in the ordinary course of business, (ii) such Disposition constitutes the Enova Disposition and cash equal to 100% of the Net Proceeds Amount with respect to such Disposition is applied to a Debt Prepayment Application in accordance with Section 8.7, or (iii) such Disposition does not constitute the Enova Disposition and the aggregate book value of the properties disposed of by the Company and its Subsidiaries during the twelve (12) month period then most recently ended (other than pursuant to the Enova Disposition) does not exceed an amount equal to the lesser of (x) 17.5% of Consolidated Total Assets as of the end of the then most recently ended fiscal quarter of the Company or (y) the amount of the asset disposition permission then in effect and set forth in Section 6.5(e) of the Existing Bank Loan Agreement (or the lowest amount set forth in any similar provision if said Section 6.5(e) shall have been amended after March 30, 2011) or the lowest amount set forth in any similar provision in any bank credit facility or bank credit facilities that refinance or replace the Existing Bank Loan Agreement (as in effect from time to time the “Disposition Limit”); provided that the Company and its Subsidiaries may dispose of properties (other than pursuant to the Enova Disposition) notwithstanding this clause (iii) if cash equal to any portion of the Net Proceeds Amount with respect to such Disposition that exceeds the Disposition Limit then in effect (A) is applied to the acquisition of other property of a similar nature of at least equivalent fair market value within 365 days after such Disposition and/or (B) is applied to a Debt Prepayment Application in respect of such Disposition in accordance with Section 8.7;

(c) (i) any Wholly-Owned Subsidiary may consolidate with or merge into, or sell, assign, convey, exchange, lease or otherwise dispose of its properties to, the Company or any other Wholly-Owned Subsidiary and (ii) any Non-Wholly-Owned Subsidiary may consolidate with or merge into, or sell, assign, convey, exchange, lease or otherwise dispose of its properties to, the Company or any other Subsidiary;

(d) any Subsidiary may consolidate or merge with any Person solely for the purpose of the Company’s acquisition of such Person; and

(e) (i) any Wholly-Owned Subsidiary may liquidate or dissolve so long as, after giving effect thereto, all of such Wholly-Owned Subsidiary’s assets are owned by the Company or any Wholly-Owned Subsidiary after giving effect to such liquidation or dissolution and (ii) any Non-Wholly-Owned Subsidiary may liquidate or dissolve so long as, after giving effect thereto, all of such Subsidiary’s assets (or a pro rata portion thereof equivalent to the ownership interest of the Company or a Subsidiary in such liquidated or dissolved Subsidiary before such liquidation or dissolution) are owned by the Company or any other Subsidiary after giving effect to such liquidation or dissolution.

For purposes of determining the book value of property constituting capital stock or similar equity interests of a Subsidiary of the Company being disposed of as provided in paragraph (b) above, such book value shall be deemed to be the aggregate book value of all assets of the Subsidiary that shall have issued such capital stock or similar equity interests.

10.3.	Line of Business.

The Company will not and will not permit any Subsidiary to engage in any business other than (a) the pawnshop business, (b) the business of cashing checks and conducting related cash dispensing transactions, (c) the business of offering consumer loans and other related financial services, and (d) activities related to the above.

10.4.	Terrorism Sanctions Regulations.

The Company will not and will not permit any Controlled Entity to (a) become a Blocked Person, (b) have any investments in, or engage in any dealings or transactions with, any Blocked Person if such investments, dealings or transactions would cause any holder of a Note to be in violation of any laws or regulations that are applicable to such holder or (c) engage in any activities that could subject such Person or any holder of a Note to sanctions under CISADA or under any applicable law of any state of the United States that imposes sanctions on Persons that do business with Iran or any other country that is subject to an OFAC Sanctions Program.

10.5.	Liens.

The Company will not, and will not permit any of its Subsidiaries to, assume, create or suffer to exist any Lien upon any of its properties (whether now owned or hereafter acquired) except Permitted Liens; provided that, the Company will not, and will not permit any Subsidiary to, grant any Liens securing Indebtedness outstanding under or pursuant to any Principal Credit Facility pursuant to clause (m) of the definition of “Permitted Liens” unless and until the Notes (and any guaranty delivered in connection therewith including, without limitation, the Joint and Several Guaranty) shall be concurrently secured equally and ratably with such Indebtedness.

10.6.	Consolidated Indebtedness for Money Borrowed.

The Company will not on any date permit the ratio (the “Leverage Ratio”) of (a) Consolidated Indebtedness for Money Borrowed minus the aggregate amount of cash and cash equivalents as would appear on a consolidated balance sheet of the Company and the Consolidated Subsidiaries on such date to (b) Consolidated EBITDA for the period of four (4) fiscal quarters of the Company then most recently ended to be greater than 3.00 to 1.00.

10.7.	Fixed Charge Coverage.

The Company will not at any time permit the ratio of (a) the sum of Consolidated EBIT for the period of four (4) fiscal quarters of the Company then most recently ended plus the aggregate amount of all rental expense deducted in the calculation of such Consolidated EBIT to (b) the aggregate amount of all rental expense and interest expense deducted in the calculation of such Consolidated Adjusted Net Income to be less than 2.00 to 1.00.

10.8.	Limitation on Subsidiary Indebtedness.

The Company will not on any date permit any Subsidiary to incur, create, assume or have outstanding any Indebtedness for Money Borrowed except for:

(a) Indebtedness for Money Borrowed of any Subsidiary owing to the Company or to any other Subsidiary;

(b) Indebtedness for Money Borrowed of any Subsidiary that is a guarantor of the Company’s obligations under the Notes and this Agreement pursuant to a fully enforceable Guaranty; and

(c) other Indebtedness for Money Borrowed not described in clauses (a) or (b) above provided that the sum, without duplication, of (i) the aggregate Indebtedness for Money Borrowed of Subsidiaries (determined on a consolidated basis for such Person) on such date permitted pursuant to this clause (c) plus (ii) the amount of Consolidated Indebtedness for Money Borrowed on such date secured by Liens described in clause (m) of the definition of “Permitted Liens” plus (iii) the aggregate liquidation value of all Preferred Stock with mandatory redemption provisions of Subsidiaries held by Persons other than the Company or another Subsidiary on such date does not exceed 20% of Consolidated Net Worth on such date.

10.9.	Limitation on Acquisition of New Subsidiaries.

(a) The Company will not, and will not permit any Subsidiary to, (x) acquire any capital stock or similar equity interests of any Person, (y) enter into any partnership or joint venture or (z) take any action, which, in the case of any of (x), (y) or (z), would result in the Company having any Subsidiary other than those listed in Schedule 5.4 except that, from time to time, the Company may:

(i) acquire (whether by purchase, merger or other similar transaction) any Person, but only if:

(A) immediately after giving effect to such acquisition, such Person shall constitute a Wholly-Owned Subsidiary;

(B) immediately after giving effect to such acquisition, no Default shall be in existence, and the consummation of such acquisition did not have, and could not be reasonably expected to have, a Material Adverse Effect;

(C) each holder of Notes shall have received an Officer’s Certificate, dated not more than ten days prior to the effective date of such acquisition, describing such acquisition (including the name of such Person and the business conducted by it) and stating that such acquisition is permitted by this Section 10.9, which Officer’s Certificate shall be accompanied by complete and accurate copies of the charter or other organizational document of such Person;

(D) subject to paragraph (f) below, promptly (and in any event within 15 days) after the consummation of such acquisition, such Person (if such Person is organized under the laws of the United States of America or any state or political subdivision thereof) shall duly authorize, execute and deliver to each holder of Notes an instrument in writing pursuant to which such Person agrees to become a Guarantor under, and to be bound as a Guarantor by the terms of, the Joint and Several Guaranty and the Subrogation and Contribution Agreement; and

(E) promptly (and in any event within 15 days) after the consummation of such acquisition, if such Person is required to become a Guarantor pursuant to this clause (i) and an opinion of counsel to the Company, any Subsidiary or such Person is delivered to any other holder of Indebtedness for Money Borrowed of the Company in connection with such acquisition, the Company shall obtain or cause to be provided in favor of the holders of Notes an opinion of counsel satisfactory to the Required Holders that opines (a) to such Person’s (i) existence and good standing in its jurisdiction of formation, (ii) due authority to become a Guarantor under, and to be bound as a Guarantor by the terms of, the Joint and Several Guaranty and the Subrogation and Contribution Agreement and (iii) due execution, delivery and performance of the Joint and Several Guaranty and the Subrogation and Contribution Agreement, and (b) to the enforceability of the Joint and Several Guaranty and the Subrogation and Contribution Agreement against such Person; and

(ii) create or form a new corporation, limited liability company or limited partnership (the “New Entity”) and thereupon cause the New Entity to become a Wholly-Owned Subsidiary, but only if:

(A) no Default shall exist immediately after the New Entity becomes a Subsidiary;

(B) subject to paragraph (b) and paragraph (f) below, promptly (and in any event within 15 days) after its creation or formation, the New Entity (if such New Entity is organized under the laws of the United States of America or any state or political subdivision thereof) shall duly authorize, execute and deliver to each holder of Notes an instrument in writing pursuant to which the New Entity agrees to become a Guarantor under, and to be bound as a Guarantor by the terms of, the Joint and Several Guaranty and the Subrogation and Contribution Agreement;

(C) except as required by clause (B) above, the New Entity shall not conduct any business prior to becoming a Subsidiary;

(D) subject to paragraph (b) below, promptly (and in any event within 15 days) after the creation or formation of the New Entity, the Company shall deliver to each holder of Notes an Officer’s Certificate notifying such holders of the formation or creation of the New Entity, which Officer’s Certificate shall (i) specify the name of the New Entity and the jurisdiction of its incorporation or formation, (ii) describe, in reasonable detail, the business proposed to be conducted by the New Entity, (iii) state that the Company is authorized to form or create the New Entity and to cause it to become a Subsidiary in accordance with this Section 10.9 and (iv) be accompanied by complete and accurate copies of the charter or other organizational document of the New Entity; and

(E) promptly (and in any event within 15 days) after the consummation of such creation or formation, if such Person is required to become a Guarantor pursuant to this clause (ii) and an opinion of counsel to the Company, any Subsidiary or such Person is delivered to any other holder of Indebtedness for Money Borrowed of the Company in connection with such creation or formation, the Company shall obtain or cause to be provided in favor of the holders of Notes an opinion of counsel satisfactory to the Required Holders that opines (a) to such Person’s (i) existence and good standing in its jurisdiction of formation, (ii) due authority to become a Guarantor under, and to be bound as a Guarantor by the terms of, the Joint and Several Guaranty and the Subrogation and Contribution Agreement and (iii) due execution, delivery and performance of the Joint and Several Guaranty and the Subrogation and Contribution Agreement, and (b) to the enforceability of the Joint and Several Guaranty and the Subrogation and Contribution Agreement against such Person.

(b) In no event shall any New Entity created or formed pursuant to paragraph (a)(ii) above be required to execute and deliver a written instrument with respect to the Joint and Several Guaranty as contemplated by clause (B) thereof nor shall the Company be required to deliver the documents described with respect to such New Entity in clause (D) thereof until the earlier of (i) the date on which the Company makes an investment in such New Entity (other than the incurrence of routine organizational expenses and other than capital contributions totaling less than $250,000), (ii) the date on which such New Entity first conducts business and (iii) the date on which such New Entity first becomes a borrower or a guarantor, or otherwise becomes obligated, under any Principal Credit Facility.

(c) Except as noted in the next sentence, nothing in this Section 10.9 shall operate to prevent any transaction permitted by Section 10.2(a). Notwithstanding the foregoing, upon the completion of any merger or consolidation with any Person that is not a Subsidiary contemplated by Section 10.2(a), the survivor of such merger or consolidation shall be deemed to have made, on the date of the completion of such merger or consolidation, all investments in Non-Wholly Owned Subsidiaries and South/Latin American Entities then held by the Company or any Subsidiary on such date.

(d) Notwithstanding the foregoing, nothing in this Section 10.9 shall operate to prevent any investment by the Company or any Subsidiary in any Subsidiary that is a Non-Wholly-Owned Subsidiary provided, however, in no event shall the aggregate book value, without duplication, of all investments by the Company or any Subsidiary in (i) Non-Wholly-Owned Subsidiaries other than the Enova Entities, and (ii) South/Latin American Entities, exceed 30% of Consolidated Net Worth, in each case determined as of the date of each such investment.

(e) If any Person becomes a Subsidiary at any time after the date hereof, such Person shall be deemed to have incurred or made, as the case may be, at the time it becomes a Subsidiary (i) all Guaranties, Indebtedness, loans, advances and investments of such Person which are outstanding at such time and (ii) all Liens then in effect with respect to any of its properties.

(f) Notwithstanding the foregoing and subject to Section 9.8, in no event shall any Subsidiary be required to be or become a Guarantor so long as such Subsidiary is not obligated as a borrower, guarantor or obligor for any Indebtedness for Money Borrowed of the Company or any other Subsidiary.

10.10.	Consolidated Net Worth.

The Company will not permit Consolidated Net Worth at any time to be less than the sum of (a) $445,788,000 plus (b) 50% of Consolidated Adjusted Net Income (but only if positive) for each fiscal quarter of the Company ending on or after September 30, 2009 plus (c) 100% of Net Equity Proceeds received after September 30, 2009 plus (d) if Enova International, Inc. is a Subsidiary, an amount equal to 50% of the fair market value of all net proceeds received by the Company or any of its Subsidiaries from the sale of capital stock of Enova International, Inc.

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal, Make-Whole Amount, if any, or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1, 10.2(b), 10.6, 10.7, 10.8 or 10.10; or

(d) the Company or any Subsidiary defaults in the performance of or compliance with any term contained herein or in any other Loan Document (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company or such Subsidiary receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of any Loan Party or by any officer of any Loan Party in any Loan Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount in excess of $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount in excess of $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such order or petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, paid, bonded, discharged or stayed pending appeal, or are not paid or discharged within 60 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) except as permitted under Section 9.8(b) or as may result from Section 10.9(f), the Joint and Several Guaranty or the Subrogation and Contribution Agreement shall cease to be in full force and effect as an enforceable agreement or the Company or any Guarantor (or any Person at its authorized direction or authorized on its behalf) shall contest or deny in writing the validity or enforceability of the Company’s or any Guarantor’s obligations under the Joint and Several Guaranty or the Subrogation and Contribution Agreement.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.

12.1.	Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than a majority in principal amount of the Notes (without regard to Series) at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than a majority in principal amount of the Notes (without regard to Series) then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences as to the holders of all Notes if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.	Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.	Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), in the case of a Series A Note, or Exhibit 1(b), in the case of a Series B Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.	PAYMENTS ON NOTES.

14.1.	Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount and Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Fort Worth, Texas at the principal office of Wells Fargo Bank, National Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.	Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount and Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15.	EXPENSES, ETC.

15.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Loan Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Loan Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Loan Documents, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000; provided that costs and expenses other than attorneys’ fees incurred in connection with the execution and delivery of this Agreement and the Notes shall not exceed $10,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

15.2.	Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Loan Documents, and the termination of the Loan Documents.

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	AMENDMENT AND WAIVER.

17.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or the Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.	Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the terms “this Agreement” and “the Loan Documents” and references thereto shall mean this Agreement and the Loan Documents as they may from time to time be amended or supplemented.

17.4.	Notes Held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer with a copy thereof to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.	REPRODUCTION OF DOCUMENTS.

The Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to any of the Loan Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and any of the other Loan Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.	MISCELLANEOUS.

22.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-

Whole Amount, Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3.	Interest.

(a) Each provision in this Agreement, the Notes and the other Loan Documents is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to any holder of Notes for the use, forbearance or detention of the indebtedness evidenced by the Notes or any other Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement, the Notes and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement, the Notes or any other Loan Documents shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate.

(b) Anything in this Agreement, any Note or any other Loan Document to the contrary notwithstanding, the Company shall never be required to pay unearned interest on any Note or ever be required to pay interest on such Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement, such Note or any other Loan Document would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Agreement, such Note and the other Loan Documents to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Company under this Agreement, such Note and the other Loan Documents shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of such Note with the excess thereof, if any, refunded to the Company.

(c) It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any holder of Notes under the Notes held by it, or under this Agreement or the other Loan Documents, which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to such Notes (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the loans evidenced by said Notes all interest at any time contracted for, charged or received by such holder of Notes in connection therewith.

(d) If, at any time and from time to time, (i) the amount of interest payable to any holder of Notes on any date shall be computed at the Highest Lawful Rate and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such holder would be less than the Highest Lawful Rate, then the amount of interest payable to such holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to such holder shall equal the total amount of interest which would have been payable to such holder if the total amount of interest had been computed without giving effect to this Section 22.3.

22.4.	Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made instead as if such election had not been made.

22.5.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.6.	Construction, etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.7.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.8.	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.9.	Jurisdiction and Process; Waiver of Jury Trial.

(a) Each of the Company and each Purchaser irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each of the Company and each Purchaser irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each of the Company and each Purchaser consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.9(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each of the Company and each Purchaser agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.9 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction (if such court can properly assert jurisdiction over the subject matter of such proceedings) or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to any of the Loan Documents or any other document executed in connection therewith.

22.10.	Indemnification.

The Company hereby waives any claim for contribution against any Indemnitee and agrees to indemnify, exonerate and hold each Indemnitee free and harmless from and against any and all actions, causes of action, suits, citations, directives, demands, assessments, losses, liabilities, damages and expenses, including (without limitation) reasonable attorneys’ fees and disbursements (subject to the provisions of Section 15.1) and, in the case of clause (e) below, fees and disbursements of environmental consultants (collectively, the “Indemnified Liabilities”), incurred, suffered, sustained or required to be paid by such Indemnitee as a result of, or arising out of, or relating to (a) any transaction financed in whole or in part directly or indirectly with the proceeds of any of the Notes, (b) the exercise, protection or enforcement of rights, remedies, powers or privileges of any holder of Notes under this Agreement or any other Loan Document, (c) the breach of any representation or warranty of any Loan Party contained herein or in any other Loan Document, (d) the nonfulfillment by any Loan Party of, or its failure to perform, any of its covenants or agreements contained in this Agreement or any of the other Loan Documents or (e) the presence of Hazardous Materials on, or the escape, seepage, leakage, spillage, discharge, emission or release of Hazardous Materials from, any of the real properties of the Company or any Subsidiary or any site, facility or location to which any material, products, waste or other substances from or attributable to the business or operations of the Company or any Subsidiary have been transported for treatment, disposal, storage or deposit, any violation of, or noncompliance with, any Environmental Law at any such property, site, facility or location, any Environmental Claim in connection with the Company or any property of the Company, except, in each case, for any of such Indemnified Liabilities arising on account of such Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of the Indemnified Liabilities that is permissible under applicable law. The obligations of the Company under this Section 22.10 shall survive the transfer and payment of the Notes.

22.11.	Survival of Indemnities, etc.

The indemnities contained in this Agreement are cumulative and in addition to the indemnities contained in the other Loan Documents and shall survive the termination of this Agreement and the transfer and payment of the Notes.

[Remainder of page left intentionally blank. Next page is signature page.]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

CASH AMERICA INTERNATIONAL, INC.

By:	/s/ Austin D. Nettle
Name: Austin D. Nettle Title: Vice President and Treasurer

[Signature Page to Note Purchase Agreement]

This Agreement is hereby accepted and

agreed to as of the date hereof.

MINNESOTA LIFE INSURANCE COMPANY

TRINITY UNIVERSAL INSURANCE COMPANY

UNITED INSURANCE COMPANY OF AMERICA

AMERICAN FIDELITY ASSURANCE COMPANY

VANTIS LIFE INSURANCE COMPANY

GREAT WESTERN INSURANCE COMPANY

EQUITABLE LIFE & CASUALTY INSURANCE COMPANY

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN

FARM BUREAU GENERAL INSURANCE COMPANY OF MICHIGAN

AMERICAN REPUBLIC INSURANCE COMPANY

By:	Advantus Capital Management, Inc.

By:	/s/ Robert G. Diedrich
Name: Robert G. Diedrich
Title: Vice President

[Signature Page to Note Purchase Agreement]

GREAT AMERICAN LIFE INSURANCE COMPANY

By:	/s/ Mark F. Muething
Name: Mark F. Muething
Title: Executive Vice President

GREAT AMERICAN INSURANCE COMPANY

By:	/s/ Stephen Beraha
Name: Stephen Beraha
Title: Assistant Vice President

[Signature Page to Note Purchase Agreement]

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA
By: Conning, Inc., as Investment Manager

By:	/s/ Samuel Otchere
Name: Samuel Otchere
Title: Director

NATIONAL BENEFIT LIFE INSURANCE COMPANY
By: Conning, Inc., as Investment Manager

By:	/s/ Samuel Otchere
Name: Samuel Otchere
Title: Director

[Signature Page to Note Purchase Agreement]

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jed R. Martin
Name: Jed R. Martin
Title: Vice President, Private Placements

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:	/s/ Jed R. Martin
Name: Jed R. Martin
Title: Vice President, Private Placements

MONTGOMERY RE, INC.

By:	/s/ Jed R. Martin
Name: Jed R. Martin
Title: Authorized Signer

[Signature Page to Note Purchase Agreement]

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ Christopher M. Wilkos
Name: Christopher M. Wilkos
Title: Executive Vice President

PHL VARIABLE INSURANCE COMPANY

By:	/s/ Christopher M. Wilkos
Name: Christopher M. Wilkos
Title: Executive Vice President

[Signature Page to Note Purchase Agreement]

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Purchaser Name	MINNESOTA LIFE INSURANCE COMPANY
Name in which to register Note(s)	MINNESOTA LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-1; $10,200,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Minnesota Life Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Fax:   (651) 223-5029

Instructions re delivery of Notes	Minnesota Life Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Kathleen Posus

Sample signature block	MINNESOTA LIFE INSURANCE COMPANY By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	41-0417830

Schedule A-1

Purchaser Name	TRINITY UNIVERSAL INSURANCE COMPANY
Name in which to register Note(s)	HARE & CO.

Note registration number(s); principal amount(s)	RA-2; $3,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Trinity Universal Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn:   Client Administrator

Instructions re delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing

Sample signature block	TRINITY UNIVERSAL INSURANCE COMPANY By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	75-0620550

Schedule A-2

Purchaser Name	UNITED INSURANCE COMPANY OF AMERICA
Name in which to register Note(s)	HARE & CO.

Note registration number(s); principal amount(s)	RA-3; $2,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

United Insurance Company of America

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn:   Client Administrator

Instructions re delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing

Sample signature block	UNITED INSURANCE COMPANY OF AMERICA By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	36-1896670

Schedule A-3

Purchaser Name	AMERICAN FIDELITY ASSURANCE COMPANY
Name in which to register Note(s)	FFB REGISTRATION

Note registration number(s); principal amount(s)	RA-4; $2,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

American Fidelity Assurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn:   Client Administrator

Instructions re delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing

Sample signature block	AMERICAN FIDELITY ASSURANCE COMPANY By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	73-0714500

Schedule A-4

Purchaser Name	VANTIS LIFE INSURANCE COMPANY
Name in which to register Note(s)	HARE & CO.

Note registration number(s); principal amount(s)	RA-5; $2,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Vantis Life Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn:   Client Administrator

Instructions re delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing

Sample signature block	VANTIS LIFE INSURANCE COMPANY By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	06-0523876

Schedule A-5

Purchaser Name	GREAT WESTERN INSURANCE COMPANY
Name in which to register Note(s)	WELLS FARGO BANK NA CUSTODIAN FBO GREAT WESTERN INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-6; $500,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Great Western Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn:   Client Administrator

Instructions re delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing

Sample signature block	GREAT WESTERN INSURANCE COMPANY By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	87-0395954

Schedule A-6

Purchaser Name	EQUITABLE LIFE & CASUALTY INSURANCE COMPANY
Name in which to register Note(s)	WELLS FARGO BANK N.A. AS CUSTODIAN FOR EQUITABLE LIFE & CASUALTY INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-7; $300,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Equitable Life & Casualty Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn:   Client Administrator

Instructions re delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing

Sample signature block	EQUITABLE LIFE & CASUALTY INSURANCE COMPANY By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	87-0129771

Schedule A-7

Purchaser Name	FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
Name in which to register Note(s)	FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

Note registration number(s); principal amount(s)	RB-1; $2,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.58% Series B Senior Notes due August 28, 2022

PPN:                         14754D B#6

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Farm Bureau Life Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn:   Client Administrator

Instructions re delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing

Sample signature block	FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	38-6056370

Schedule A-8

Purchaser Name	FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN
Name in which to register Note(s)	FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN

Note registration number(s); principal amount(s)	RB-2; $1,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.58% Series B Senior Notes due August 28, 2022

PPN:                         14754D B#6

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Farm Bureau Mutual Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn:   Client Administrator

Instructions re delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing

Sample signature block	FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	38-1316179

Schedule A-9

Purchaser Name	FARM BUREAU GENERAL INSURANCE COMPANY OF MICHIGAN
Name in which to register Note(s)	FARM BUREAU GENERAL INSURANCE COMPANY OF MICHIGAN

Note registration number(s); principal amount(s)	RB-3; $1,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.58% Series B Senior Notes due August 28, 2022

PPN:                         14754D B#6

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Farm Bureau General Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn:   Client Administrator

Instructions re delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing

Sample signature block	FARM BUREAU GENERAL INSURANCE COMPANY OF MICHIGAN By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	38-6056228

Schedule A-10

Purchaser Name	AMERICAN REPUBLIC INSURANCE COMPANY
Name in which to register Note(s)	WELLS FARGO BANK N.A. AS CUSTODIAN FOR AMERICAN REPUBLIC INSURANCE COMPANY

Note registration number(s); principal amount(s)	RB-4; $1,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer Instructions to be provided to Bingham McCutchen prior to closing Ref. See “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.58% Series B Senior Notes due August 28, 2022

PPN:                         14754D B#6

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices and communications

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com.

If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

American Republic Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn:   Client Administrator

Instructions re delivery of Notes	Instructions to be provided to Bingham McCutchen prior to closing

Sample signature block	AMERICAN REPUBLIC INSURANCE COMPANY By: Advantus Capital Management, Inc. By: Name: Title:

Tax identification number	42-0113630

Schedule A-11

Purchaser Name	GREAT AMERICAN LIFE INSURANCE COMPANY
Name in which to register Note(s)	GREAT AMERICAN LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-8; $7,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Notices should be faxed to: Anita Giesler 513-287-8234

Address / Fax # for all other notices	Notices should be faxed to: Anita Giesler 513-287-8234

Instructions re delivery of Notes	American Money Management Corporation Attn: Anita Giesler 301 East Fourth Street, 27th Floor Cincinnati, Ohio 45202

Sample signature block	GREAT AMERICAN LIFE INSURANCE COMPANY By: Name: Mark F. Muething Title: Executive Vice President

Tax identification number	To be provided to the Company prior to closing

Schedule A-12

Purchaser Name	GREAT AMERICAN INSURANCE COMPANY
Name in which to register Note(s)	GREAT AMERICAN INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-9; $3,000,000

Payment on account of Note(s) Method Account information	Federal Funds Wire Transfer To be provided to the Company prior to closing Ref. “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Notices should be faxed to: Anita Giesler 513-287-8234

Address / Fax # for all other notices	Notices should be faxed to: Anita Giesler 513-287-8234

Instructions re delivery of Notes	American Money Management Corporation Attn: Anita Giesler 301 East Fourth Street, 27th Floor Cincinnati, Ohio 45202

Sample signature block	GREAT AMERICAN INSURANCE COMPANY By: Name: Stephen Beraha Title: Assistant Vice President

Tax identification number	To be provided to the Company prior to closing

Schedule A-13

Purchaser Name	SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA
Name in which to register Note(s)	HARE & CO.

Note registration number(s); principal amount(s)	RA-10; $2,500,000

Payment on account of Note(s) Method Account Information	Federal Funds Wire Transfer To be provided to the Company Ref. “Accompanying Information” below.

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

Address / Fax # for all notices related to payments

Senior Health Insurance Company of Pennsylvania

c/o Conning, Inc.

One Financial Plaza, 14th Floor

Hartford, CT 06103-2627

Attention: Samuel O. Otchere

Phone:     860-299-2262

Facsimile:   860-299-0262

Email:     Samuel.Otchere@Conning.com

With a copy of all notices and communication directed to:

Senior Health Insurance Company of Pennsylvania

c/o Conning, Inc.

One Financial Plaza, 13th Floor

Hartford, CT 06103-2627

Attention: Private Placement Unit

Phone:     860-299-2173

Facsimile:   860-299-2442

Email:     Conning.Documents@Conning.com

Schedule A-14

Purchaser Name	SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA
Address / Fax # for all other notices

Senior Health Insurance Company of Pennsylvania

c/o Conning, Inc.

One Financial Plaza, 14th Floor

Hartford, CT 06103-2627

Attention:   Samuel O. Otchere

Facsimile:   860-299-0262

Phone:     860-299-2262

Email:     Samuel.Otchere@Conning.com

With a copy of all notices and communication directed to:

Senior Health Insurance Company of Pennsylvania

c/o Conning, Inc.

One Financial Plaza, 13th Floor

Hartford, CT 06103-2627

Attention:   Private Placement Unit

Facsimile:   860-299-2442

Phone:     860-299-2173

Email:     Conning.Documents@Conning.com

All legal notices and documentation should be directed to:

Senior Health Insurance Company of Pennsylvania

c/o Conning, Inc.

One Financial Plaza, 13th Floor

Hartford, CT 06103-2627

Attention:   Vi R. Smalley

Phone:   860-299-2054

Facsimile:     860-299-0054

Email:     Vi.Smalley@Conning.com

Instructions re delivery of Notes

Senior Health Insurance Company of Pennsylvania

c/o Conning, Inc.

One Financial Plaza, 13th Floor

Hartford, CT 06103-2627

Attn: Vi R. Smalley, Esq.

Tel:   860-299-2054

Fax:   860-299-0054

Email:   Vi.Smalley@Conning.com

Sample signature block	SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA By: Conning, Inc., as Investment Manager By: Name: Samuel Otchere Title: Director

Tax identification number	To be provided to the Company

Schedule A-15

Purchaser Name	NATIONAL BENEFIT LIFE INSURANCE COMPANY
Name in which to register Note(s)	NATIONAL BENEFIT LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-11; $500,000

Payment on account of Note(s) Method Account Information	Federal Funds Wire Transfer To be provided to the Company Ref. “Accompanying Information” below.

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

Address / Fax # for all notices related to payments

National Benefit Life Insurance Company

c/o Conning, Inc.

One Financial Plaza, 14th Floor

Hartford, CT 06103-2627

Attention: Samuel O. Otchere

Phone:     860-299-2262

Facsimile:   860-299-0262

Email:     Samuel.Otchere@Conning.com

With a copy of all notices and communication directed to:

National Benefit Life Insurance Company

c/o Conning, Inc.

One Financial Plaza, 13th Floor

Hartford, CT 06103-2627

Attention:   Private Placement Unit

Phone:     860-299-2173

Facsimile:   860-299-2442

Email:     Conning.Documents@Conning.com

Schedule A-16

Purchaser Name	NATIONAL BENEFIT LIFE INSURANCE COMPANY
Address / Fax # for all other notices

National Benefit Life Insurance Company

c/o Conning, Inc.

One Financial Plaza, 14th Floor

Hartford, CT 06103-2627

Attention:   Samuel O. Otchere

Facsimile:   860-299-0262

Phone:     860-299-2262

Email:     Samuel.Otchere@Conning.com

With a copy of all notices and communication directed to:

National Benefit Life Insurance Company

c/o Conning, Inc.

One Financial Plaza, 13th Floor

Hartford, CT 06103-2627

Attention:   Private Placement Unit

Facsimile:   860-299-2442

Phone:     860-299-2173

Email:     Conning.Documents@Conning.com

All legal notices and documentation should be directed to:

National Benefit Life Insurance Company

c/o Conning, Inc.

One Financial Plaza, 13th Floor

Hartford, CT 06103-2627

Attention:   Vi R. Smalley

Phone:     860-299-2054

Facsimile:   860-299-0054

Email:     Vi.Smalley@Conning.com

Instructions re delivery of Notes

National Benefit Life Insurance Company

c/o Conning, Inc.

One Financial Plaza, 13th Floor

Hartford, CT 06103-2627

Attn:   Vi R. Smalley, Esq.

Tel:   860-299-2054

Fax:   860-299-0054

Email:   Vi.Smalley@Conning.com

Sample signature block	NATIONAL BENEFIT LIFE INSURANCE COMPANY By: Conning, Inc., as Investment Manager By: Name: Samuel Otchere Title: Director

Tax identification number	To be provided to the Company

Schedule A-17

Purchaser Name	THE OHIO NATIONAL LIFE INSURANCE COMPANY
Name in which to register Note(s)	THE OHIO NATIONAL LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-12; $4,000,000

Payment on account of Note(s) Method Account Information	Federal Funds Wire Transfer To be provided to the Company Ref: “Accompanying information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

Address / Fax # for all notices related to payments	The Ohio National Life Insurance Company One Financial Way Cincinnati, OH 45242 Attention: Investment Department Fax: 513-794-4506

Address / Fax # for all other notices	The Ohio National Life Insurance Company One Financial Way Cincinnati, OH 45242 Attention: Investment Department Fax: 513-794-4506

Instructions re delivery of Notes	The Ohio National Life Insurance Company One Financial Way Cincinnati, OH 45242 Attention: Jed R. Martin

Sample signature block	To be provided to the Company

Tax identification number	To be provided to the Company

Schedule A-18

Purchaser Name	OHIO NATIONAL LIFE ASSURANCE CORPORATION
Name in which to register Note(s)	OHIO NATIONAL LIFE ASSURANCE CORPORATION

Note registration number(s); principal amount(s)	RA-13; $1,000,000

Payment on account of Note(s) Method Account Information	Federal Funds Wire Transfer To be provided to the Company Ref: “Accompanying information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

Address / Fax # for all notices related to payments	Ohio National Life Assurance Corporation One Financial Way Cincinnati, OH 45242 Attention: Investment Department Fax: 513-794-4506

Address / Fax # for all other notices	Ohio National Life Assurance Corporation One Financial Way Cincinnati, OH 45242 Attention: Investment Department Fax: 513-794-4506

Instructions re delivery of Notes	Ohio National Life Assurance Corporation One Financial Way Cincinnati, OH 45242 Attention: Jed R. Martin

Sample signature block	To be provided to the Company

Tax identification number	To be provided to the Company

Schedule A-19

Purchaser Name	MONTGOMERY RE, INC.
Name in which to register Note(s)	MONTGOMERY RE, INC.

Note registration number(s); principal amount(s)	RA-14; $1,000,000

Payment on account of Note(s) Method Account Information	Federal Funds Wire Transfer To be provided to the Company Ref: “Accompanying information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

Address / Fax # for all notices related to payments	Montgomery RE, Inc. One Financial Way Cincinnati, OH 45242 Attention: Investment Department Fax: 513-794-4506

Address / Fax # for all other notices	Montgomery RE, Inc. One Financial Way Cincinnati, OH 45242 Attention: Investment Department Fax: 513-794-4506

Instructions re delivery of Notes	Montgomery RE, Inc. One Financial Way Cincinnati, OH 45242 Attention: Jed R. Martin

Sample signature block	To be provided to the Company

Tax identification number	To be provided to the Company

Schedule A-20

Purchaser Name	PHOENIX LIFE INSURANCE COMPANY
Name in which to register Note(s)	PHOENIX LIFE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-15; $2,000,000

Payment on account of Note(s) Method Account Information

Federal Funds Wire Transfer

JP Morgan Chase, N.A.

New York, NY

ABA:   021 000 021

Acct. Name:   Income Processing

Acct. No.:   900 9000 200

Reference: Phoenix Life Insurance, G06476, and “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices related to payments	Phoenix Life Insurance Company One American Row Attn: Private Placement Department, H-2W Hartford, CT 06102

Address / Fax # for all other notices

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

Attn:   Private Placement Department, H-2W

with a copy of legal notices to:

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

Attn:   Brad Buck

Instructions re delivery of Notes	Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attn: Brad Buck

Sample signature block	PHOENIX LIFE INSURANCE COMPANY By: Name: Title:

Tax identification number	06-0493340

Schedule A-21

Purchaser Name	PHL VARIABLE INSURANCE COMPANY
Name in which to register Note(s)	PHL VARIABLE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-16; $1,000,000

Payment on account of Note(s) Method Account Information

Federal Funds Wire Transfer

JP Morgan Chase, N.A.

New York, NY

ABA: 021 000 021

Acct. Name: Income Processing

Acct. No.: 900 9000 200

Reference: Phoenix Variable, G09390, and “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices related to payments	Phoenix Life Insurance Company One American Row Attn: Private Placement Department, H-2W Hartford, CT 06102

Address / Fax # for all other notices

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

Attn:   Private Placement Department, H-2W

with a copy of legal notices to:

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

Attn:   Brad Buck

Instructions re delivery of Notes	Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attn: Brad Buck

Sample signature block	PHL VARIABLE INSURANCE COMPANY By: Name: Title:

Tax identification number	06-1045829

Schedule A-22

Purchaser Name	PHL VARIABLE INSURANCE COMPANY
Name in which to register Note(s)	PHL VARIABLE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-17; $2,000,000

Payment on account of Note(s) Method Account Information

Federal Funds Wire Transfer

JP Morgan Chase, N.A.

New York, NY

ABA: 021 000 021

Acct. Name: Income Processing

Acct. No.: 900 9000 200

Reference: Phoenix Variable, G09389, and “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices related to payments	Phoenix Life Insurance Company One American Row Attn: Private Placement Department, H-2W Hartford, CT 06102

Address / Fax # for all other notices

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

Attn:   Private Placement Department, H-2W

with a copy of legal notices to:

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

Attn:   Brad Buck

Instructions re delivery of Notes	Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attn: Brad Buck

Sample signature block	PHL VARIABLE INSURANCE COMPANY By: Name: Title:

Tax identification number	06-1045829

Schedule A-23

Purchaser Name	PHL VARIABLE INSURANCE COMPANY
Name in which to register Note(s)	PHL VARIABLE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-18; $2,000,000

Payment on account of Note(s) Method Account Information

Federal Funds Wire Transfer

JP Morgan Chase, N.A.

New York, NY

ABA: 021 000 021

Acct. Name: Income Processing

Acct. No.: 900 9000 200

Reference: Phoenix Variable, G05948, and “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices related to payments	Phoenix Life Insurance Company One American Row Attn: Private Placement Department, H-2W Hartford, CT 06102

Address / Fax # for all other notices

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

Attn:   Private Placement Department, H-2W

with a copy of legal notices to:

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

Attn:   Brad Buck

Instructions re delivery of Notes	Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attn: Brad Buck

Sample signature block	PHL VARIABLE INSURANCE COMPANY By: Name: Title:

Tax identification number	06-1045829

Schedule A-24

Purchaser Name	PHL VARIABLE INSURANCE COMPANY
Name in which to register Note(s)	PHL VARIABLE INSURANCE COMPANY

Note registration number(s); principal amount(s)	RA-19; $1,000,000

Payment on account of Note(s) Method Account Information

Federal Funds Wire Transfer

JP Morgan Chase, N.A.

New York, NY

ABA: 021 000 021

Acct. Name: Income Processing

Acct. No.: 900 9000 200

Reference: Phoenix Variable, G09388, and “Accompanying Information” below

Accompanying information

Company:                 CASH AMERICA INTERNATIONAL, INC.

Description of

Security:                   6.00% Series A Senior Notes Due August 28, 2019

PPN:                         14754D B@8

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for all notices related to payments	Phoenix Life Insurance Company One American Row Attn: Private Placement Department, H-2W Hartford, CT 06102

Address / Fax # for all other notices

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

Attn:   Private Placement Department, H-2W

with a copy of legal notices to:

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

Attn:   Brad Buck

Instructions re delivery of Notes	Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attn: Brad Buck

Sample signature block	PHL VARIABLE INSURANCE COMPANY By: Name: Title:

Tax identification number	06-1045829

Schedule A-25

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“this Agreement” means this Note Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Average Daily Balance” means, in respect of any Notes held by any holder during any period, the result of (a) the sum of the outstanding principal amount of such Notes on each day during such period divided by (b) the number of days in such period.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Fort Worth, Texas are required or authorized to be closed.

“Called Principal” is defined in Section 8.6.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change in Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date of the Closing, but excluding any employee benefit plan of the Company or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” as defined in Rules 13d-3 and

Schedule B-1

13d-5 under the Exchange Act as in effect on the date of the Closing, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“CISADA” means the United States Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated Adjusted Net Income” means, with respect to any period, consolidated net income (after income taxes) of the Company and the Consolidated Subsidiaries for such period, determined in accordance with GAAP (excluding, (i) any gain or loss in excess of $1,000,000 (before income taxes) arising from the sale of capital assets during such period and (ii) any other items during such period which would be considered extraordinary items, in accordance with GAAP).

“Consolidated EBIT” means, in respect of any period, Consolidated Adjusted Net Income for such period plus, to the extent deducted in calculating such Consolidated Adjusted Net Income, interest, income taxes and any non-cash gains or losses attributable to market fluctuations in the value of derivative contracts provided that, with respect to any period during which a Person shall have become, or ceased to be, a Subsidiary, or during which the Company or any Subsidiary shall have acquired or disposed of an On-Going Business, the calculation of Consolidated EBIT shall (a) include the EBIT (as defined below) for such period of each Person who shall have become a Subsidiary, and of each On-Going Business acquired by the Company or any Subsidiary, during such period as if such Person had been a Subsidiary or such On-Going Business had been owned by the Company or a Subsidiary for the entire period, and (b) exclude the EBIT for such period of each Person who shall have ceased to be a Subsidiary, and of each On-Going Business disposed of by the Company or any Subsidiary, during such period as if such Person had not been a Subsidiary at any time during the entire period or such On-Going Business had not been owned or operated by the Company or any Subsidiary at any time during such period. As used in this definition, “EBIT” with respect to any Person or On-Going Business for any period shall mean, the net income (after income taxes) of such Person or On-Going Business for such period, determined in accordance with GAAP plus, to the extent deducted in calculating such net income, interest, income taxes and any non-cash gains or losses attributable to market fluctuations in the value of derivative contracts.

Schedule B-2

“Consolidated EBITDA” means, in respect of any period, Consolidated Adjusted Net Income for such period plus, to the extent deducted in calculating such Consolidated Adjusted Net Income, interest, income taxes, depreciation, amortization and any non-cash gains or losses attributable to market fluctuations in the value of derivative contracts provided that, with respect to any period during which a Person shall have become, or ceased to be, a Subsidiary, or during which the Company or any Subsidiary shall have acquired or disposed of an On-Going Business, the calculation of Consolidated EBITDA shall (a) include the EBITDA (as defined below) for such period of each Person who shall have become a Subsidiary, and of each On-Going Business acquired by the Company or any Subsidiary, during such period as if such Person had been a Subsidiary or such On-Going Business had been owned by the Company or a Subsidiary for the entire period, and (b) exclude the EBITDA for such period of each Person who shall have ceased to be a Subsidiary, and of each On-Going Business disposed of by the Company or any Subsidiary, during such period as if such Person had not been a Subsidiary at any time during the entire period or such On-Going Business had not been owned or operated by the Company or any Subsidiary at any time during such period. As used in this definition, “EBITDA” with respect to any Person or On-Going Business for any period shall mean, the net income (after income taxes) of such Person or On-Going Business for such period, determined in accordance with GAAP plus, to the extent deducted in calculating such net income, interest, income taxes, depreciation, amortization and any non-cash gains or losses attributable to market fluctuations in the value of derivative contracts.

“Consolidated Indebtedness for Money Borrowed” means, at any date, the Indebtedness for Money Borrowed of the Company and the Consolidated Subsidiaries consolidated as of such date in accordance with GAAP.

“Consolidated Net Worth” means, as of any date, the total shareholders’ equity that would appear on a consolidated balance sheet of the Company and the Consolidated Subsidiaries prepared as of such date in accordance with GAAP.

“Consolidated Subsidiary” means, at any date, any Subsidiary the accounts of which would, in accordance with GAAP, be consolidated with those of the Company in its consolidated financial statements as of such date.

“Consolidated Total Assets” means the total assets of the Company and its Consolidated Subsidiaries determined in accordance with GAAP after eliminating all offsetting debits and credits between the Company and its Subsidiaries and between Subsidiaries of the Company and all other items required to be eliminated in accordance with GAAP.

“Consumer Obligations” means any Guaranty by the Company or any of its Subsidiaries entered into in the ordinary course of business described in Section 10.3 pursuant to which the Company or such Subsidiary guaranties financial commitments or obligations of its customers in the ordinary course of its business.

“Control Event” means:

(a) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control.

Schedule B-3

(b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

(c) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the voting stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt Prepayment Application” means, with respect to any Disposition (including, without limitation, the Enova Disposition), the application by the Company of cash in an amount equal to the Net Proceeds Amount with respect to such Disposition to pay Senior Indebtedness (other than Senior Indebtedness owing to the Company or any Affiliate) including, without limitation, Senior Indebtedness in respect of any revolving credit or similar credit facility providing the Company with the right to obtain loans or other extensions of credit from time to time.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest that is the greater of (i) 2.00% per annum over the rate of interest stated in clause (a) of the first paragraph of such Note or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association in Fort Worth, Texas as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Discounted Value” is defined in Section 8.6.

“Disposition” is defined in Section 10.2(b).

“Disposition Limit” is defined in Section 10.2(b).

“Disposition Prepayment Date” is defined in Section 8.7(a).

“Electronic Delivery” is defined in Section 7.1(a).

Schedule B-4

“Enova” means Enova International, Inc., a Delaware corporation, so long as (a) it is a Non-Wholly-Owned Subsidiary and (b) not less than 80% of its equity interests and voting interests are owned by the Company or the Company’s Wholly-Owned Subsidiaries.

“Enova Disposition” means the sale by the Company in an initial public offering of all or a portion of the outstanding shares of capital stock of Enova International, Inc. and the issuance and sale by Enova International, Inc. of shares of its capital stock registered under the Securities Act, with the effect that Enova International, Inc. and its Subsidiaries shall not be Subsidiaries of the Company following such initial public offering.

“Enova Entities” means Enova and each of its Wholly-Owned Subsidiaries.

“Environmental Claim” shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or other response action in connection with a Hazardous Material, Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Existing Bank Loan Agreement” means that certain Credit Agreement dated as of March 30, 2011, among the Company, certain Subsidiaries of the Company party thereto as guarantors, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent, as amended by that certain First Amendment to Credit Agreement dated as of November 29, 2011 and that certain Second Amendment to Credit Agreement dated as of November 29, 2011, as so amended and as may be further amended and in effect from time to time.

“Form 10-K” is defined in Section 7.1(b).

Schedule B-5

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof;

provided, however, that “Guaranty” shall not include the endorsement by any Person, in the ordinary course of business, of negotiable instruments or documents for deposit or collection.

The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming the Person giving such Guaranty is required to perform in respect thereof) as determined by such Person in good faith.

Schedule B-6

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guarantors” means all of the Subsidiaries listed in Schedule 5.4 that are organized under the laws of the United States of America or any state or political subdivision thereof, and each other Person that becomes bound by the Joint and Several Guaranty as contemplated by Section 9.8 and/or Section 10.9(a).

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Highest Lawful Rate” means the maximum nonusurious rate of interest permitted to be charged by applicable federal or state law (whichever shall permit the higher lawful rate, without conflict with other applicable federal or state laws) from time to time in effect. The parties agree that, insofar as the provisions of Chapter 306 of the Texas Finance Code are at any time applicable to the determination of the Highest Lawful Rate, the Highest Lawful Rate shall be the “applicable ceiling” (as such term is used in such Chapter 306) from time to time in effect, provided that, to the extent permitted by such Chapter 306, each holder of Notes may from time to time by notice to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future amounts outstanding under the Notes held by such holder.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

Schedule B-7

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indebtedness for Money Borrowed” means, with respect to any Person and without duplication:

(a) the principal amount of all indebtedness of such Person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities);

(b) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person;

(c) all indebtedness of such Person issued, incurred or assumed in respect of the purchase price of property or services except for accounts payable incurred in the ordinary course of business;

(d) all obligations of such Person evidenced by a note, bond, debenture or similar instrument;

(e) the present value (determined in accordance with GAAP) of all obligations of such Person under leases which shall have been or should be recorded as Capital Leases in accordance with GAAP or under any Synthetic Lease of such Person other than obligations to make rental payments under real property leases which as of the date of this Agreement would not constitute Capital Leases;

(f) all Guaranties (other than Consumer Obligations) of such Person in respect of indebtedness of any other Person of any of the types described in the preceding clauses (a) through (e), provided that, when calculating the amount of any Person’s Indebtedness for Money Borrowed, no Guaranty (but not a Consumer Obligation) of such Person of the type described in this clause (f) shall be included in such calculation unless, and then only to the extent that, the indebtedness relating to such Guaranty, when

Schedule B-8

aggregated with the total indebtedness relating to all other outstanding Guaranties (other than Consumer Obligations) of the Loan Parties of the type described in this clause (f), exceeds $1,000,000 (or its equivalent in other currencies);

(g) the amount of all sinking fund payments or other mandatory redemption or payments on any class of capital stock of such Person;

(h) the maximum stated amount from time to time available for drawing under any letters of credit issued at the request of such Person;

(i) the amount of any unreimbursed drawings under letters of credit issued at the request of such Person;

(j) the amount of obligations of such Person outstanding under a receivables purchase facility on any date of determination that would be characterized as principal payment obligations of such Person if such facility were structured under GAAP as a secured lending transaction other than a purchase; and

(k) accrued obligations of such Person in respect of earnout or similar payments which (i) are due and payable or (ii) constitute “Indebtedness” under the Existing Bank Loan Agreement (as in effect on the date of Closing).

For all purposes hereof, the Indebtedness for Money Borrowed of any Person shall include the Indebtedness for Money Borrowed of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness for Money Borrowed is non-recourse to such Person.

“Indemnified Liabilities” is defined in Section 22.10.

“Indemnitees” means, collectively, the Purchasers, each direct or indirect transferee of all or any part of any Note purchased by the Purchasers under this Agreement and each holder of Notes and their respective successors and assigns, and the officers, trustees, directors and employees of each of the foregoing.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Joint and Several Guaranty” is defined in Section 4.11.

“Leverage Ratio” is defined in Section 10.6.

Schedule B-9

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Loan Documents” means, collectively, this Agreement, the Notes, the Joint and Several Guaranty, the Subrogation and Contribution Agreement and all other instruments and documents executed and delivered to the Purchasers by the Loan Parties, or any of them, pursuant to this Agreement.

“Loan Parties” means, collectively, the Company and the Guarantors.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Loan Party to perform its obligations under this Agreement, the Notes or any other Loan Document, or (c) the validity or enforceability of this Agreement, the Notes or any other Loan Document.

“Memorandum” is defined in Section 5.3.

“Modified Make-Whole Amount” is defined in Section 8.6.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Equity Proceeds” means the proceeds, after payment of all underwriters fees and other expenses, received by the Company in consideration of its sale of its equity securities, provided that the gross amount of such proceeds shall be deemed to be the amount of cash received or the fair value of any property received or obligations satisfied in connection with such sale.

“Net Proceeds Amount” means with respect to any sale, assignment, conveyance, exchange, lease or other disposition (“Transfer”) of any property by any Person, an amount equal to the difference of:

Schedule B-10

(a) the aggregate amount of the consideration (valued at the fair market value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(b) all ordinary and reasonable out-of-pocket costs and expenses, and taxes in respect of, such Transfer actually incurred by such Person, minus

(c) all amounts applied to Indebtedness secured by such property which is repaid contemporaneously and in connection with such Transfer;

provided that, with respect to the Enova Disposition, for purposes of clause (a) above, the aggregate amount of consideration received by the Company as a result of the Enova Disposition shall include (x) the aggregate amount of consideration received by the Company from its sale of outstanding shares of capital stock of Enova International, Inc. to the public in the Enova Disposition and (y) the aggregate amount of consideration received by the Company from Enova International, Inc. in connection with the issuance and sale by Enova International, Inc. of shares of its capital stock to the public in the Enova Disposition and which constitute repayment of intercompany indebtedness owed by Enova International, Inc. to the Company.

“New Entity” is defined in Section 10.9(a).

“Non-Domestic Subsidiary” means a Subsidiary which is incorporated in and conducts a significant portion of its business activities in, any one or more jurisdictions outside of the United States.

“Non-Wholly-Owned Subsidiary” means any Subsidiary that is not a Wholly-Owned Subsidiary.

“Notes” is defined in Section 1.

“Obligations” means all obligations, liabilities and indebtedness of every nature of the Loan Parties from time to time owing to the Purchasers and the other holders of Notes under the Loan Documents, including, without limitation, (a) all obligations of the Company under the Loan Documents to pay principal, Make-Whole Amount, Modified Make-Whole Amount and interest in respect of the Notes, (b) all obligations of the Guarantors in respect of the Joint and Several Guaranty, (c) all obligations of the Loan Parties under the Loan Documents to reimburse or indemnify the Purchasers or any other Indemnitee and (d) all obligations of the Loan Parties to pay fees and expenses pursuant to Section 15.1 and similar sections of the other Loan Documents.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs.

Schedule B-11

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“On-Going Business” means a distinct operating business, whether operated as a division of a larger business operation or operated independently, which regardless of the form of legal entity, owns or operates the assets and has the liabilities, of such business.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Liens” means:

(a) Liens (if any) granted to, or for the benefit of, all of the holders of Notes to secure the Obligations;

(b) Liens in existence on the date hereof and described in Schedule 10.5;

(c) bonds, pledges or deposits made to secure payment of worker’s compensation (or to participate in any fund in connection with worker’s compensation), unemployment insurance, pensions or social security programs;

(d) Liens imposed by mandatory provisions of law such as for materialmen’s, mechanics’, warehousemen’s and other like Liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due, and landlords’ liens, whether arising through contract or by operation by law, but only if the same are not yet due and payable or if the same are being contested in good faith and the payment of which is not at the time required by Section 9.4;

(e) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person’s income or profits or property, but only if the same are not yet due and payable or if the same are being contested in good faith and the payment of which is not at the time required by Section 9.4;

(f) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), bonds, pledges or deposits to secure insurance policies or to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;

(g) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not materially impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use;

(h) Liens on property of any Consolidated Subsidiary securing obligations of such Consolidated Subsidiary owing to the Company or to any Wholly-Owned Subsidiary;

Schedule B-12

(i) Liens created to secure purchase money indebtedness incurred to finance the purchase price of property acquired in the ordinary course of business, but only if each such Lien shall secure only the purchase money indebtedness incurred to purchase the property so acquired and shall be confined solely to such property; provided, however, that, with respect to any single property, the amount of all obligations at any time secured by Liens referred to in this clause (i) does not exceed the lesser of the total purchase price of such property and the fair market value of such property at the time of such acquisition;

(j) Liens on Temporary Cash Investments, but only if (A) such Liens secure short-term indebtedness owed by the Company or a Consolidated Subsidiary to the broker or investment banking firm which is holding such Temporary Cash Investments for the account of the Company or a Consolidated Subsidiary and (B) such indebtedness is to be repaid, in the ordinary course of business, by the collection or liquidation of such Temporary Cash Investments at the maturity of such Temporary Cash Investments;

(k) Liens securing obligations assumed in connection with the merger with or acquisition of another entity by the Company or any Subsidiary, provided that such Liens were not created in anticipation of such merger or acquisition;

(l) Liens arising by operation of law (and not by contract) in connection with judgments being appealed to the extent such judgment or judgments would not otherwise result in an Event of Default described in Section 11(i);

(m) Liens securing other Indebtedness for Money Borrowed not described in clauses (a) through (l), inclusive, above; provided that the sum, without duplication, of (i) Indebtedness for Money Borrowed that is secured by Liens permitted pursuant to this clause (m) plus (ii) the aggregate amount of Indebtedness for Money Borrowed of Subsidiaries (determined on a consolidated basis for such Persons) permitted pursuant to Section 10.8(c) plus (iii) the aggregate liquidation value of all Preferred Stock of Subsidiaries held by Persons other than the Company or another Subsidiary does not at any time exceed an amount equal to 20% of Consolidated Net Worth; and

(n) limitations imposed by state or federal securities laws restricting the ability of the Company or any Subsidiary to transfer Securities now or hereafter owned by it.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

Schedule B-13

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Principal Credit Facility” means:

(a) that certain Credit Agreement dated as of March 30, 2011, among the Company, certain Subsidiaries of the Company party thereto as guarantors, the banks party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent, as amended by that certain First Amendment to Credit Agreement dated as of November 29, 2011 and that certain Second Amendment to Credit Agreement dated as of November 29, 2011 (as the same may be further amended, refinanced or replaced from time to time),

(b) that certain Note Purchase Agreement, dated as of December 28, 2005, among the Company and the Persons listed in Schedule I attached thereto, as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of December 11, 2008 (as the same may be further amended, refinanced or replaced from time to time),

(c) that certain Note Purchase Agreement, dated as of December 19, 2006, among the Company and the Purchasers listed in Schedule A thereto, as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of December 11, 2008 (as the same may be further amended, refinanced or replaced from time to time), and

(d) that certain Note Purchase Agreement, dated as of January 28, 2010, among the Company and the Purchasers listed in Schedule A thereto (as the same may be amended, refinanced or replaced from time to time).

For the avoidance of doubt, more than one Principal Credit Facility may exist at the same time.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.8(c).

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” means, in respect of any Note and any Net Proceeds Amount of any Debt Prepayment Disposition, as contemplated by Section 8.7, an amount equal to the product of (a) the Net Proceeds Amount attributable to such Debt Prepayment Disposition multiplied by (b) a fraction, the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of all Senior Indebtedness (including, without limitation, the Indebtedness evidenced by the Notes).

Schedule B-14

“Reinvestment Yield” is defined in Section 8.6.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.6.

“Remaining Scheduled Payments” is defined in Section 8.6.

“Required Holders” means, at any time, the holders of at least a majority in principal amount of the Notes (without regard to Series) at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means the chief executive officer of the Company, any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, senior vice president-finance, principal accounting officer, treasurer or comptroller of the Company.

“Senior Indebtedness” means any Indebtedness of the Company other than Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes.

“Series” means either the Series A Notes or the Series B Notes, as the context may require.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Settlement Date” is defined in Section 8.6.

“Significant Subsidiaries” means each of Cash America Pawn L.P., Cash America, Inc., Cash America, Inc. of Nevada, and Enova International, Inc.

Schedule B-15

“Source” is defined in Section 6.2.

“South/Latin America” means (i) all countries located both in the northern and western hemispheres of the world that are south of the United States of America, and (ii) all countries located in South America.

“South/Latin American Entity” means any Person (i) which is organized under the laws of a jurisdiction in South/Latin America or any state thereof, if any, and (ii) of which a majority of the revenues, earnings or other total assets (determined on a consolidated basis with its subsidiaries) are located or derived from operations in South/Latin America.

“Subrogation and Contribution Agreement” is defined in Section 4.11.

“Subsidiary” means, as to any Person, any other Person in which (a) such first Person or one or more of its Subsidiaries or (b) such first Person and one or more of its Subsidiaries, owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership, joint venture or limited liability company if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership, joint venture or limited liability company can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

Schedule B-16

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Temporary Cash Investment” means any of the following investments: (a) investments in open market commercial paper maturing within 180 days after acquisition thereof and rated at least A-1 (or the equivalent thereof) by Standard & Poor’s Ratings Group (or any successor thereto which is a nationally recognized rating agency) or at least P-1 (or the equivalent thereof) by Moody’s Investors Service, Inc. (or any successor thereto which is a nationally recognized rating agency), (b) investments in marketable obligations, maturing within 180 days after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, (c) investments in money market funds that invest solely in the types of investments permitted under clauses (a) and (b) above, (d) investments in repurchase agreements of any financial institution or brokerage firm acceptable to the Required Holders which are fully secured by securities described in clause (b) above, (e) certificates of deposit and time deposits (including Eurodollar deposits), maturing within 180 days from the date of deposit thereof, with a domestic office of (i) any national or state bank or trust company organized under the laws of the United States of America or any state therein and having capital, surplus and undivided profits of at least $100,000,000 or (ii) any other national or state bank so long as all such deposits are federally insured and (f) in the case of any Non-Domestic Subsidiary, certificates of deposit and other instruments substantially equivalent to a certificate of deposit maturing within 180 days from the date of acquisition and issued by a bank or trust company organized and located in the jurisdiction where such Non-Domestic Subsidiary maintains its headquarters having capital, surplus and undivided profits of at least $100,000,000 (or its equivalent in other currencies).

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Consolidated Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule B-17

SCHEDULE 5.3

DISCLOSURE MATERIALS

Management Power Point Presentation dated July 10, 2012

Management Power Point Presentation dated August 13, 2012

Schedule 5.3-1

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

Subsidiary	Jurisdiction of Organization	Percentage of Shares of Each Class of Capital Stock (or Similar Equity Interests) Owned by the Company or its Subsidiaries
AEL Net Marketing, LLC	Delaware	100%
AEL Net of California, LLC	Delaware	100%
AEL Net of Illinois, LLC	Delaware	100%
AEL Net of Missouri, LLC	Delaware	100%
Billers Acceptance Group, LLC	Delaware	100%
Bronco Pawn & Gun, Inc.	Oklahoma	100%
Cash America Advance, Inc.	Delaware	100%
Cash America Financial Services, Inc.	Delaware	100%
Cash America Franchising, Inc.	Delaware	100%
Cash America Global Financing, Inc.	Delaware	100%
Cash America Global Services, Inc.	Delaware	100%
Cash America Holding, Inc.	Delaware	100%
Cash America, Inc.	Delaware	100%
Cash America, Inc. of Alabama	Alabama	100%
Cash America, Inc. of Alaska	Alaska	100%
Cash America, Inc. of Colorado	Colorado	100%
Cash America, Inc. of Illinois	Illinois	100%
Cash America, Inc. of Indiana	Indiana	100%
Cash America, Inc. of Kentucky	Kentucky	100%
Cash America, Inc. of Louisiana	Delaware	100%
Cash America, Inc. of Nevada	Nevada	100%
Cash America, Inc. of North Carolina	North Carolina	100%
Cash America, Inc. of Oklahoma	Oklahoma	100%
Cash America, Inc. of South Carolina	South Carolina	100%
Cash America, Inc. of Tennessee	Tennessee	100%
Cash America, Inc. of Utah	Utah	100%
Cash America, Inc. of Virginia	Virginia	100%
Cash America Internet Sales, Inc.	Delaware	100%
Cash America Management L.P.	Delaware	100%
Cash America of Mexico, Inc.	Delaware	100%
Cash America of Missouri, Inc.	Missouri	100%
Cash America Pawn L.P.	Delaware	100%
Cash America Pawn, Inc. of Ohio	Ohio	100%
Cashland Financial Services, Inc.	Delaware	100%
CashEuroNet UK, LLC	Delaware	100%
CashNet CSO of Maryland, LLC	Delaware	100%
CashNetUSA of Florida, LLC	Delaware	100%
CashNetUSA CO LLC	Delaware	100%
CashNetUSA OR LLC	Delaware	100%
CNU of Alabama, LLC	Delaware	100%
CNU of Alaska, LLC	Delaware	100%
CNU of Arizona, LLC	Delaware	100%

Schedule 5.4-1

Subsidiary	Jurisdiction of Organization	Percentage of Shares of Each Class of Capital Stock (or Similar Equity Interests) Owned by the Company or its Subsidiaries
CNU of California, LLC	Delaware	100%
CNU of Colorado, LLC	Delaware	100%
CNU of Delaware, LLC	Delaware	100%
CNU DollarsDirect Canada Inc.	New Brunswick	100%
CNU DollarsDirect Inc.	Delaware	100%
CNU DollarsDirect Lending Inc.	Delaware	100%
CNU of Florida, LLC	Delaware	100%
CNU of Hawaii, LLC	Delaware	100%
CNU of Idaho, LLC	Delaware	100%
CNU of Illinois, LLC	Delaware	100%
CNU of Kansas, LLC	Delaware	100%
CNU of Louisiana, LLC	Delaware	100%
CNU of Maine, LLC	Delaware	100%
CNU of Michigan, LLC	Delaware	100%
CNU of Minnesota, LLC	Delaware	100%
CNU of Mississippi, LLC	Delaware	100%
CNU of Missouri, LLC	Delaware	100%
CNU of Montana, LLC	Delaware	100%
CNU of Nevada, LLC	Delaware	100%
CNU of New Hampshire, LLC	Delaware	100%
CNU of New Mexico, LLC	Delaware	100%
CNU of North Dakota, LLC	Delaware	100%
CNU of Ohio, LLC	Delaware	100%
CNU of Oklahoma, LLC	Delaware	100%
CNU Online Holdings, LLC	Delaware	100%
CNU of Oregon, LLC	Delaware	100%
CNU of Rhode Island, LLC	Delaware	100%
CNU of South Carolina, LLC	Delaware	100%
CNU of South Dakota, LLC	Delaware	100%
CNU of Tennessee, LLC	Delaware	100%
CNU of Texas, LLC	Delaware	100%
CNU of Utah, LLC	Delaware	100%
CNU of Virginia, LLC	Delaware	100%
CNU of Washington, LLC	Delaware	100%
CNU of Wisconsin, LLC	Delaware	100%
CNU of Wyoming, LLC	Delaware	100%
CNU Technologies of Alabama, LLC	Delaware	100%
CNU Technologies of Arizona, LLC	Delaware	100%
CNU Technologies of Indiana, LLC	Delaware	100%
CNU Technologies of Iowa, LLC	Delaware	100%
CNU Technologies of New Mexico, LLC	Delaware	100%
CNU Technologies of South Carolina, LLC	Delaware	100%
CNU Technologies of Wisconsin, LLC	Delaware	100%
Creazione Estilo, S.A. de C.V.	Mexico	80%
Debit Plus, LLC	Delaware	100%
Debit Plus Technologies, LLC	Delaware	100%
Debit Plus Payment Solutions, LLC	Delaware	100%
Debit Plus Services, LLC	Delaware	100%

Schedule 5.4-2

Subsidiary	Jurisdiction of Organization	Percentage of Shares of Each Class of Capital Stock (or Similar Equity Interests) Owned by the Company or its Subsidiaries
Debit Plus S.A. de C.V. SOFOM ENR	Mexico	100%
DP Labor Holdings, LLC	Delaware	100%
Doc Holliday’s Pawnbrokers & Jewellers, Inc.	Delaware	100%
DollarsDirect, LLC	Delaware	100%
EuroNetCash, LLC	Delaware	100%
Enova Financial Holdings, LLC	Delaware	100%
Enova International, Inc.	Delaware	100%
Enova Online Services, Inc.	Delaware	100%
Express Cash International Corporation	Delaware	100%
Florida Cash America, Inc.	Florida	100%
Gamecock Pawn & Gun, Inc.	South Carolina	100%
Georgia Cash America, Inc.	Georgia	100%
Hornet Pawn & Gun, Inc.	North Carolina	100%
Longhorn Pawn and Gun, Inc.	Texas	100%
Mobile Leasing Group, Inc.	Delaware	100%
Mr. Payroll Corporation	Delaware	100%
NC Financial Solutions, LLC	Delaware	100%
NC Financial Solutions of Alabama, LLC	Delaware	100%
NC Financial Solutions of Arizona, LLC	Delaware	100%
NC Financial Solutions of California, LLC	Delaware	100%
NC Financial Solutions of Delaware, LLC	Delaware	100%
NC Financial Solutions of Georgia, LLC	Delaware	100%
NC Financial Solutions of Idaho, LLC	Delaware	100%
NC Financial Solutions of Mississippi, LLC	Delaware	100%
NC Financial Solutions of Missouri, LLC	Delaware	100%
NC Financial Solutions of New Mexico, LLC	Delaware	100%
NC Financial Solutions of Ohio, LLC	Delaware	100%
NC Financial Solutions of South Carolina, LLC	Delaware	100%
NC Financial Solutions of South Dakota, LLC	Delaware	100%
NC Financial Solutions of Tennessee, LLC	Delaware	100%
NC Financial Solutions of Texas, LLC	Delaware	100%
NC Financial Solutions of Utah, LLC	Delaware	100%
NC Financial Solutions of Virginia, LLC	Delaware	100%
NC Financial Solutions of Wisconsin, LLC	Delaware	100%
Ohio Consumer Financial Solutions, LLC	Delaware	100%
Ohio Neighborhood Finance, Inc.	Delaware	100%
Ohio Neighborhood Credit Solutions, LLC	Delaware	100%
PF Labor Holdings, LLC	Delaware	100%
RATI Holding, Inc.	Texas	90.1%
Servicios Administrativos Prenda Fácil, SRL	Mexico	100%
Strategic Receivable Management Solutions, LLC	Delaware	100%
The Check Giant NM, LLC	Delaware	100%
Tiger Pawn & Gun, Inc.	Tennessee	100%
TrafficGen, LLC	Delaware	100%
Trisphere Global Holdings B.V.	The Netherlands	100%
Uptown City Pawners, Inc.	Illinois	100%
Vincent’s Jewelers and Loan, Inc.	Missouri	100%

Schedule 5.4-3

Liens on Shares of Capital Stock (or Similar Equity Interests) of each Subsidiary

None, other than the obligation of Cash America of Mexico, Inc. to offer “its shares in the Company” as provided in Section 3(i) of that certain Shareholders Agreement dated December 16, 2008 among Cash America of Mexico, Inc. and the other shareholders of Creazione Estilo, S.A. de C.V., as amended by that certain Amendment to Shareholders Agreement dated December 2, 2010.

Affiliates of the Company (other than Subsidiaries)

Officers and Directors

Capital International S.a.r.l., a Luxembourg limited liability company

Directors and Senior Officers of the Company

Directors:	Jack R. Daugherty, Chairman
Daniel E. Berce
Daniel R. Feehan
Albert Goldstein
James H. Graves
B. D. Hunter
Timothy J. McKibben
Alfred M. Micallef

Senior Officers:	Daniel R. Feehan, Chief Executive Officer and President
Thomas A. Bessant, Jr., Executive Vice President – Chief Financial Officer
Timothy S. Ho, President – E-Commerce Division
J. Curtis Linscott – Executive Vice President, General Counsel & Secretary
Dennis J. Weese, President – Retail Services Division

Agreements Restricting Ability of any Subsidiary to Make Distributions of Profits to the Company or Other Subsidiaries Owning Capital Stock (or Similar Equity Interests) of such Subsidiary

None.

Schedule 5.4-4

SCHEDULE 5.5

FINANCIAL STATEMENTS

Consolidated financial statements and notes related thereto of the Company and its Subsidiaries as of December 31, 2011 and for the quarters ended March 31, 2012 and June 30, 2012 along with related supplemental data have been provided.

Schedule 5.5-1

SCHEDULE 5.15

EXISTING INDEBTEDNESS

Indebtedness	Obligors	Obligees	Principal Amount Outstanding (as of 12/31/2011)	Collateral	Guaranty
Existing Bank Loan Agreement	Company	• JPMorgan Chase Bank, N.A. • Keybank National Association • U. S. Bank National Association • First Tennessee Bank National Association • Amegy Bank, N.A • BOKF, N.A. • Texas Capital Bank, N.A. • Wells Fargo Bank, National Association	$280,839,000	None	The Company’s subsidiaries have provided guaranties of amounts outstanding

Variable rate Senior Note due March 31, 2015 (the “Variable Rate Notes”)	Company	• JPMorgan Chase Bank, N.A. • Keybank National Association • U. S. Bank National Association • First Tennessee Bank National Association • Amegy Bank, N.A • BOKF, N.A. • Texas Capital Bank, N.A. • Wells Fargo Bank, National Association	$50,000,000	None	The Company’s subsidiaries have provided guaranties of amounts outstanding

Schedule 5.15-1

Indebtedness	Obligors	Obligees	Principal Amount Outstanding (as of 12/31/2011)	Collateral	Guaranty
6.21% Series B Senior Notes due December 19, 2021	Company	• Fort Dearborn Life Insurance Company • Cincinnati Insurance Company • Farm Bureau Life Insurance Company of Michigan • Blue Cross and Blue Shield of Florida, Inc. • Great Western Insurance Company • Security National Life Insurance Company • CMFG Life Insurance Company • CUMIS Insurance Society	$22,727,000	None	The Company’s subsidiaries have provided guaranties of amounts outstanding

6.09% Series A Senior Notes due December 19, 2016	Company	• Minnesota Life Insurance Company • Fidelity Life Association • American Republic Insurance Company • Trustmark Insurance Company • Midland National Life Insurance Company • North American Company For Life And Health Insurance • Phoenix Life Insurance Company • Ohio National Life Assurance Corporation • The Ohio National Life Insurance Company • Primerica Life Insurance Company • American Health And Life Insurance Company • National Benefit Life Insurance Company	$35,000,000	None	The Company’s subsidiaries have provided guaranties of amounts outstanding

6.12% Senior Notes due December 28, 2012 (the “6.12% Notes”)	Company	• Midland National Life Insurance Company • North American Company for Life and Health Insurance • Equitrust Life Insurance Company • Farm Bureau Life Insurance Company	$16,667,000	None	The Company’s subsidiaries have provided guaranties of amounts outstanding

Schedule 5.15-2

Indebtedness	Obligors	Obligees	Principal Amount Outstanding (as of 12/31/2011)	Collateral	Guaranty
7.26% Senior Notes due 2017	Company	• Minnesota Life Insurance Company • American Fidelity Assurance Company • MTL Insurance Company • United Insurance Company of America • Farm Bureau Life Insurance Company of Michigan • Farm Bureau Mutual Insurance Company of Michigan • The Mutual Savings Life Insurance Company • Colorado Bankers Life Insurance Company • Great Western Insurance Company • American Republic Insurance Company • New ERA Life Insurance Company • Phoenix Life Insurance Company • PHL Variable Life Insurance Company	$25,000,000	None	The Company’s subsidiaries have provided guaranties of amounts outstanding

5.25% Convertible Senior Notes	Company	Initially issued to Qualified Institutional Buyers	$115,000,000	None	None

Updated Principal Amount Outstanding as of June 30, 2012 to Reflect Payments Since December 31, 2011

As of June 30, 2012 the balance of the 6.12% Notes was $13,333,000, the balance of the Variable Rate Notes was $45,833,000 and the balance of the other Indebtedness for Money Borrowed listed in this schedule remain unchanged.

Provisions that limit the amount of, or impose restrictions on, the incurring of Indebtedness of any Loan Party

Certain covenants contained in the Existing Bank Loan Agreement, the Note Purchase Agreements entered into in connection with the 6.21% Notes, the 6.09% Notes, the 6.12% Notes and the 7.26% Notes and the Indenture entered into in connection with the Convertible Notes.

Schedule 5.15-3

SCHEDULE 10.5

PERMITTED LIENS

None, other than the obligation of Cash America of Mexico, Inc. to offer “its shares in the Company” as provided in Section 3(i) of that certain Shareholders Agreement dated December 16, 2008 among Cash America of Mexico, Inc. and the other shareholders of Creazione Estilo, S.A. de C.V., as amended by that certain Amendment to Shareholders Agreement dated December 2, 2010.

Schedule 10.5-1

EXHIBIT 1(a)

[FORM OF SERIES A NOTE]

CASH AMERICA INTERNATIONAL, INC.

6.00% SERIES A SENIOR NOTE DUE AUGUST 28, 2019

No. RA-[ ]	[Date]
$[ ]	PPN: 14754D B@8

For Value Received, the undersigned, CASH AMERICA INTERNATIONAL, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on August 28, 2019, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.00% per annum from the date hereof, payable semiannually, on the 28th day of February and August in each year, commencing with the semiannual payment date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.00% or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in Fort Worth, Texas as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Wells Fargo Bank, National Association in Fort Worth, Texas or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of 6.00% Series A Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 28, 2012 (as from time to time amended, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized

Exhibit 1(a)-1

in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Very truly yours, CASH AMERICA INTERNATIONAL, INC.

By:
Name: Title:

Exhibit 1(a)-2

EXHIBIT 1(b)

[FORM OF SERIES B NOTE]

CASH AMERICA INTERNATIONAL, INC.

6.58% SERIES B SENIOR NOTE DUE AUGUST 28, 2022

No. RB-[ ]	[Date]
$[ ]	PPN: 14754D B#6

For Value Received, the undersigned, CASH AMERICA INTERNATIONAL, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on August 28, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.58% per annum from the date hereof, payable semiannually, on the 28th day of February and August in each year, commencing with the semiannual payment date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.58% or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in Fort Worth, Texas as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Wells Fargo Bank, National Association in Fort Worth, Texas or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of 6.58% Series B Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 28, 2012 (as from time to time amended, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized

Exhibit 1(b)-1

in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Very truly yours, CASH AMERICA INTERNATIONAL, INC.

By:
Name: Title:

Exhibit 1(b)-2

EXHIBIT 2

[FORM OF JOINT AND SEVERAL GUARANTY]

JOINT AND SEVERAL GUARANTY

This Joint and Several Guaranty (this “Guaranty”) is dated as of August 28, 2012, and is executed by each of the parties listed as a Guarantor on the signature pages hereto (collectively, the “Guarantors”) and CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company is the owner, directly or indirectly, of 100% of the outstanding capital stock or similar equity interests of each of the Guarantors (except for directors’ qualifying shares, if any, 9.9% of the outstanding shares of RATI Holding, Inc., and 20% of the outstanding shares of Creazione Estilo S.A. de C.V., SOFOM, E.N.R.);

WHEREAS, the Company and each of the Purchasers listed on Schedule A to the Note Purchase Agreement (defined below) (collectively, the “Purchasers”) have entered into a Note Purchase Agreement dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, $47,000,000 aggregate principal amount of the Company’s senior notes designated as “6.00% Series A Senior Notes due August 28, 2019” (as may be amended, supplemented or otherwise modified from time to time, the “Series A Notes”) and $5,000,000 aggregate principal amount of the Company’s senior notes designated as “6.58% Series B Senior Notes due August 28, 2022” (as may be amended, supplemented or otherwise modified from time to time, the “Series B Notes”; the Series A Notes and the Series B Notes, collectively, the “Notes”); and

WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Notes under the Note Purchase Agreement that the Company and each Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to purchase the Notes under the Note Purchase Agreement, the Guarantors and the Company, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.1. Definitions.

(a) When used herein, the following terms shall have the following meanings:

“Company” has the meaning specified in the introduction to this Guaranty.

Exhibit 2-1

“Guaranteed Obligations” means, collectively, all obligations, liabilities and indebtedness of every nature of the Company from time to time owing to the Purchasers or any other holder of Notes under the Operative Documents, including (a) all obligations of the Company under the Operative Documents to pay principal, premium and interest in respect of the Notes, (b) all obligations of the Company under the Operative Documents to reimburse or indemnify the Purchasers or any other Indemnitee and (c) all obligations of the Company to pay fees and expenses pursuant to the Operative Documents.

“Guarantor Claims” has the meaning specified in Section 6.1 hereof.

“Guarantors” has the meaning specified in the introduction to this Guaranty.

“Guaranty” means this Guaranty, as amended, supplemented or modified from time to time.

“Highest Lawful Rate” means the maximum nonusurious rate of interest permitted to be charged by applicable federal or state law (whichever shall permit the higher lawful rate, without conflict with other applicable federal or state laws) from time to time in effect. The parties agree that, insofar as the provisions of Chapter 306 of the Texas Finance Code are at any time applicable to the determination of the Highest Lawful Rate, the Highest Lawful Rate shall be the “applicable ceiling” (as such term is used in such Chapter 306) from time to time in effect, provided that, to the extent permitted by such Chapter 306, each holder of Notes may from time to time by notice to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future amounts outstanding under the Notes held by such holder.

“Legal Requirements” means any and all (a) applicable constitutional provisions, laws (statutory, administrative, judicial or otherwise, including those established pursuant to common law or equity) ordinances, treaties, rules, codes, standards and regulations (or any interpretation of any of the foregoing), whether foreign or domestic, including, without limitation, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16 of the Note Purchase Agreement and Environmental Laws, (b) judgments, orders, injunctions and decrees, (c) licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, and (d) contracts with Governmental Authorities relating to compliance with the items described in (a), (b) or (c) above.

“Note Purchase Agreement” has the meaning specified in the recitals to this Guaranty.

“Notes” has the meaning specified in the recitals to this Guaranty.

“Operative Documents” means the Note Purchase Agreement, the Notes and all other instruments and documents now or hereafter executed and delivered by the Company or any Guarantor pursuant to the Note Purchase Agreement or otherwise in connection with, or as security for, the indebtedness evidenced by the Notes, provided that this Guaranty shall not constitute an Operative Document.

Exhibit 2-2

“Purchasers” has the meaning specified in the recitals to this Guaranty.

(b) All capitalized terms used herein which are defined in the Note Purchase Agreement shall have the respective meanings assigned to them therein except as otherwise provided herein or unless the context otherwise requires.

Section 1.2. Interpretation.

(a) In this Guaranty, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any gender includes each other gender;

(iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision;

(iv) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Guaranty and the Note Purchase Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Guaranty and the Note Purchase Agreement;

(v) reference to any Operative Document means such Operative Document as amended, supplemented or modified from time to time in accordance with the terms of the Note Purchase Agreement;

(vi) reference to this Guaranty means this Guaranty as amended, supplemented or modified from time to time in accordance with the terms hereof and of the Note Purchase Agreement;

(vii) reference to any Note includes any note issued pursuant to the Note Purchase Agreement in renewal, rearrangement, reinstatement, enlargement, amendment, modification, extension, substitution or replacement therefor;

(viii) unless the context indicates otherwise, reference to any Article or Section means such Article or Section hereof;

(ix) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(x) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding”; and

Exhibit 2-3

(xi) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

(b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(c) No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

ARTICLE II

NATURE AND SCOPE OF GUARANTY

Section 2.1. Guaranty.

(a) Subject to Section 2.1(d) below, the Guarantors, jointly and severally, unconditionally and irrevocably guarantee the full and prompt (i) payment in full when due, whether by acceleration or otherwise, and at all times thereafter, of any and all Guaranteed Obligations, including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §§362(a), and the operations of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §§502(b) and §§506(b), except, in the case of any Guarantor, as such sections are applicable in connection with a bankruptcy proceeding initiated by or against such Guarantor and (ii) performance in full of all obligations of the Company under the Note Purchase Agreement and the other Operative Documents.

(b) Each Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by the Purchasers, any other holder of Notes or any other Person to any security held for payment of any of the Guaranteed Obligations or to any balance of any account or credit on the books of the Purchasers, any other holder of Notes or any other Person in favor of the Company or any other Person. The guaranty provided for herein shall be a continuing guaranty and shall remain in full force and effect until payment in full of all Guaranteed Obligations.

(c) Each Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right which the Purchasers, any other holder of Notes or any other Person may have at law or in equity against such Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether by required prepayment, acceleration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §§362(a), except as such section is applicable in connection with a bankruptcy proceeding initiated by or against such Guarantor), such Guarantor will forthwith pay, or cause to be paid, to the holders of Notes an amount in the aggregate equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations then due as aforesaid, (ii) accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such Guaranteed Obligations) and (iii) all other Guaranteed Obligations then due as aforesaid.

Exhibit 2-4

(d) Anything herein or in the Note Purchase Agreement or the Notes to the contrary notwithstanding, the liability of each Guarantor under this Guaranty shall not, in any event, exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors and fraudulent conveyance.

Section 2.2. Guaranteed Obligations Not Reduced by Offset.

None of the Guaranteed Obligations nor any of the liabilities and obligations of the Guarantors to the holders of Notes hereunder shall be reduced, discharged, terminated or released because or by reason of any existing or future offset, claim or defense of the Company, any Guarantor or any other Person against the holders of Notes (or any of them) or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise. Without limiting the foregoing or the Guarantors’ liability hereunder, to the extent that the holders of Notes do not receive payments or benefits on the Notes in the amounts and at the times required or provided by the Operative Documents or Legal Requirements, the Guarantors, jointly and severally, shall be absolutely liable to make such payments to (and confer such benefits on) the holders of Notes, on a timely basis.

Section 2.3. Irrevocability of Guaranty.

This Guaranty is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. This Guaranty may not be revoked by any Guarantor or the Company.

Section 2.4. Payment by the Guarantors.

If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, the Guarantors shall, immediately upon demand by the Purchasers or any holder of Notes, whether individually or collectively, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration or any other notice whatsoever, jointly and severally pay the amount due on the Guaranteed Obligations to the holders of Notes. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand(s) shall be deemed made, given and received in accordance with Section 7.2 hereof.

Section 2.5. Payment of Expenses.

In the event any Guarantor should breach or fail to timely perform any provisions of this Guaranty, the Guarantors shall, immediately upon demand by the holders of Notes, jointly and severally pay all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the holders of Notes (or any of them) in the enforcement hereof or the preservation of such holders’ rights hereunder. The covenant contained in this Section 2.5 shall survive the payment of the Guaranteed Obligations.

Exhibit 2-5

Section 2.6. No Duty to Pursue Others.

(a) It shall not be necessary for the holders of Notes (and each Guarantor hereby waives any rights which such Guarantor may have to require the holders of Notes), in order to enforce payment by such Guarantor hereunder, first to (i) institute suit or exhaust their remedies against the Company, any other Guarantor or any other Person, (ii) enforce such holders’ rights against any security which shall ever have been given to secure the Guaranteed Obligations, (iii) enforce such holders’ rights against any other Guarantors, (iv) join the Company, any other Guarantor or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to the holders of Notes against any security which shall ever have been given to secure the Guaranteed Obligations or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations.

(b) The holders of Notes shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

(c) Each Guarantor expressly waives each and every right to which it may be entitled by virtue of any suretyship law, including any rights pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Civil Practice and Remedies Code of Texas, and Chapter 34 of the Texas Business and Commerce Code.

Section 2.7. Complete Waiver of Subrogation.

(a) Subject to the provisions of the Subrogation and Contribution Agreement, notwithstanding any payment or payments made hereunder or any set-off or application by any holder of Notes of any security or of any credits or claims, no Guarantor will assert or exercise any rights of any holder of Notes or of such Guarantor against the Company to recover the amount of any payment made by such Guarantor to any holder of Notes hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and no Guarantor shall have any right of recourse to or any claim against assets or property of the Company, whether or not the obligations of the Company have been satisfied.

(b) Subject to the provisions of the Subrogation and Contribution Agreement, each Guarantor hereby expressly waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Company or any other Guarantor that arises under this Guaranty or any Operative Document or from the performance by any Guarantor of the guaranty hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of any holder of Notes against the Company or any Guarantor, or any security that any holder of Notes now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

(c) Subject to the provisions of the Subrogation and Contribution Agreement, each Guarantor agrees not to seek contribution or indemnity or other recourse from any other Guarantor or other Person. If any amount shall nevertheless be paid to any Guarantor by the Company or another Guarantor prior to payment in full of the Guaranteed Obligations, such

Exhibit 2-6

amount shall be held in trust for the benefit of the holders of Notes and shall forthwith be paid to the holders of Notes to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

Section 2.8. Waiver of Notices, etc.

The Guarantors consent and agree to the provisions of the Operative Documents and hereby waive notice of (a) any loans made by the Purchasers or any other holder of Notes to the Company, (b) acceptance of this Guaranty, (c) any amendment or extension of the Notes or the other Operative Documents or of any other instrument or document pertaining to all or any part of the Guaranteed Obligations, (d) the execution and delivery by the Company and any holder of Notes of any other agreement or of the Company’s execution and delivery of any promissory notes or other documents in connection therewith, (e) the occurrence of any breach by the Company or of any Event of Default, (f) any transfer or disposition by a holder of Notes of the Guaranteed Obligations or any part thereof, (g) any sale or foreclosure (or posting or advertising for sale or foreclosure) of the collateral, if any shall at any time exist, for the Guaranteed Obligations, (h) protest, presentment, demand for payment and proof of nonpayment, (i) notice of dishonor or nonpayment, notice of intent to accelerate, notice of acceleration, notice of default by the Company or any other Person and all other notices whatsoever, (j) any requirement that any Person proceed against the Company or any security for, or any other Person primarily or secondarily obligated with respect to, any of the Guaranteed Obligations, or exercise any other right or remedy against the Company or any other Person, (k) any right to require marshaling of assets and liabilities, (1) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any thereof, or any obligation hereunder, or any guarantee of the foregoing and (m) any other action at any time taken or omitted by or on behalf of the Purchasers or any other holder of Notes pursuant to or in connection with the Note Purchase Agreement or the Notes.

Section 2.9. Effect of Bankruptcy, Other Matters.

If, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or for any other reason, (a) any holder of Notes must rescind, return or restore any payment, or any part thereof, received by or for the benefit of such holder of Notes in satisfaction (in whole or in part) of the Guaranteed Obligations, as set forth herein, then (i) any prior release or discharge from the terms of this Guaranty given to the Guarantors (or any of them) by the holders of Notes shall be without effect notwithstanding such payment or the application thereof and (ii) this Guaranty shall remain in full force and effect or shall be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such payment had not been made, (b) the Company shall cease to be liable to the holders of Notes for any of the Guaranteed Obligations (other than by reason of the indefeasible payment in full thereof by the Company), then the obligations of the Guarantors under this Guaranty shall remain in full force and effect. It is the intention of the Purchasers, the other holders of Notes and the Guarantors that the Guarantors’ obligations hereunder shall not be discharged except by the Guarantors’ performance of such obligations and then only to the extent of such performance. Without limiting the generality of the foregoing, it is the intention of the

Exhibit 2-7

Purchasers, the other holders of Notes and the Guarantors that the filing of any bankruptcy or similar proceeding by or against the Company, any Guarantor or any other Person obligated on any portion of the Guaranteed Obligations shall not affect the obligations of the Guarantors or the remaining Guarantors, as the case may be, under this Guaranty or the rights of the holders of Notes under this Guaranty, including the right or ability of the holders of Notes, whether individually or collectively, to pursue or institute suit against the Guarantors (or any of them) for the entire Guaranteed Obligations.

ARTICLE III

ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING THE GUARANTORS’ OBLIGATIONS

(a) The obligations of each Guarantor hereunder are absolute and unconditional.

(b) Each Guarantor agrees that such Guarantor’s obligations under this Guaranty shall not be released, terminated, discharged, diminished, impaired, reduced, suspended or otherwise affected by, and otherwise shall remain in full force and effect regardless of, any of the following, in each case except if and to the extent of actual payment and performance in full of the Guaranteed Obligations:

(1) any renewal, extension, increase, modification, alteration, expiration, cancellation, waiver or rearrangement of all or any part of the Guaranteed Obligations, or of any of the Operative Documents or any other agreement or other document, instrument, contract or understanding pertaining to the Guaranteed Obligations;

(2) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Purchasers or any other holder of Notes to the Company or any Guarantor;

(3) the insolvency, bankruptcy, arrangement, adjustment, composition, structure, liquidation, disability, dissolution or lack of power of the Company, any Guarantor or any other Person at any time primarily or secondarily liable for the payment of all or part of the Guaranteed Obligations;

(4) any dissolution or reorganization of the Company or any Guarantor, or any sale, lease or transfer of any or all of the assets of the Company or any Guarantor, or any changes in name, business, location, composition, structure, management, ownership or control (whether by accession, secession, cessation, dissolution or transfer of assets) of the Company or any Guarantor;

(5) the irregularity, invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any Operative Document for any reason whatsoever, including the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the Persons executing the Notes or other Operative Documents acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially

Exhibit 2-8

uncollectible from the Company, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any Operative Document) is illegal, uncollectible or unenforceable or (vii) the Operative Documents or any other documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(6) any full or partial compromise, settlement or release of the liability of the Company on the Guaranteed Obligations or any part thereof, or of any Guarantor or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that (i) such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person and (ii) such Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to pay or perform the Guaranteed Obligations or that the Purchasers or any other holder of Notes will look to any other Person to perform the Guaranteed Obligations;

(7) the taking or accepting of any security, collateral or other guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(8) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(9) the failure of any holder of Notes or any other Person to exercise diligence or reasonable care or to act, fail to act or comply with any duty in the administration, preservation, protection, enforcement, sale, application, disposal or other handling or treatment of all or any part of the Guaranteed Obligations or any collateral, property or security at any time securing any portion thereof, including the failure to conduct any foreclosure or other remedy fairly or in such a way so as to obtain the best possible price or a favorable price or otherwise act or fail to act;

(10) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by the Guarantors that the Guarantors are not entering into this Guaranty in reliance on, or in contemplation of the existence, benefits, validity, enforceability, collectibility or value of, any collateral for the Guaranteed Obligations;

(11) the reorganization, merger or consolidation of the Company or any Guarantor into or with any other Person, or the reorganization or cessation of existence of the Company, any Guarantor or any other Person;

Exhibit 2-9

(12) any payment by the Company to any holder of Notes is held to constitute a preference under bankruptcy laws, or for any reason any holder of Notes is required to refund such payment or pay such amount to the Company or any other Person;

(13) any assignment or other transfer by any holder of Notes of any part of the Guaranteed Obligations or any collateral, property or security at any time securing any portion thereof, and, in the event of such assignment or transfer of the Guaranteed Obligations, then all indebtedness owed by the Company to an assignee or transferee of such holder of Notes shall be part of the Guaranteed Obligations;

(14) any default, misrepresentation, negligence, misconduct, delay, omission or other action or inaction of any kind by (i) the Company, (ii) any holder of Notes, (iii) any Guarantor or (iv) any Affiliate, employee, officer, director or agent of the Company or any Guarantor, whether under or in connection with this Guaranty or any of the Operative Documents;

(15) any dispute, set-off, counterclaim or other defense or right such Guarantor, the Company or any other Person may have at any time against the holders of Notes (or any of them) or any other Person;

(16) any change in the relationship between the Company and such Guarantor or in the relationship between the Company and any other Person;

(17) any present or future Legal Requirement (whether in right or in fact the holders of Notes shall have consented thereto) purporting to reduce, amend, restructure or otherwise affect any of the Guaranteed Obligations or to vary the terms of payment thereof;

(18) any action by the Company or any other Person as contemplated by this Guaranty or by any Operative Document and any other action taken or omitted to be taken with respect to the Operative Documents, the Guaranteed Obligations, or any security and collateral therefor, whether or not such action or omission prejudices the Company or any Guarantor or increases the likelihood or risk that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof;

(19) any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantors (or any of them), including failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty and failure to satisfy any Legal Requirement; and

(20) any other cause or circumstance, whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing;

it being the unambiguous and unequivocal intention of the Guarantors that the Guarantors shall be obligated, jointly and severally, to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations.

Exhibit 2-10

(c) Each Guarantor hereby (i) consents and agrees to each of the circumstances, events, actions or omissions described or referred to in the foregoing paragraph (a) and (ii) waives any common law, equitable, statutory or other rights (including any right to notice) which such Guarantor might otherwise have as a result of or in connection with any of the occurrence or happening of any of such circumstances, events, actions or omissions.

ARTICLE IV

ADDITIONAL CONSENTS AND AGREEMENTS OF THE GUARANTORS

REGARDING THE GUARANTEED OBLIGATIONS

The Guarantors consent and agree that the holders of Notes (or any of them) may, from time to time, in their (or its) sole discretion and without notice to the Company or the Guarantors (or any of them), take any or all of the following actions:

(a) retain or obtain the primary or secondary obligation of any Person or Persons, in addition to the Guarantors, with respect to any or all of the Guaranteed Obligations;

(b) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed Obligations or any security or guaranty therefor or any liability incurred directly or indirectly in respect thereof;

(c) release, settle or compromise (i) any of the Guaranteed Obligations, (ii) any security or guaranty for all or part of the Guaranteed Obligations (including the guaranty provided for herein) or any liability (including any of those hereunder) of any nature of any Person with respect to any of the Guaranteed Obligations;

(d) exercise or refrain from exercising any rights against the Company or any other Person or otherwise act or refrain from acting;

(e) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order (i) any property by whomsoever at any time pledged or mortgaged to secure, or however securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred, or guarantees made, directly or indirectly in respect thereof or hereof and/or (ii) any offset against such property;

(f) apply any sums by whomsoever paid or howsoever realized to any obligations (including the Guaranteed Obligations) of the Company to the holders of Notes (or any of them) regardless of what obligations of the Company (including the Guaranteed Obligations) remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, any of the Operative Documents, or otherwise amend, modify or supplement any of the Operative Documents;

(h) resort to the Guarantors (or any of them) for payment of any of the Guaranteed Obligations, whether or not the holders of Notes (or any of them) shall have proceeded against any other Person primarily or secondarily obligated with respect to any of the Guaranteed Obligations or against any security for any of the Guaranteed Obligations;

Exhibit 2-11

(i) act or fail to act in any manner referred to in this Guaranty or any of the Operative Documents which may deprive the Guarantors (or any of them) of any right to subrogation against the Company to recover the full indemnity for any payments made pursuant to the guaranty provided herein;

(j) acquire, protect, perfect or maintain perfection of any Lien in any collateral intended to secure any part of the Guaranteed Obligations;

(k) fail to notify, or timely notify, the Guarantors (or any of them) of any default, event of default or similar event under any of the Operative Documents; and

(l) receive and/or apply any proceeds, credits or recoveries from any source, including any proceeds, credits or amounts realized from the exercise of any rights, remedies, powers or privileges under the Operative Documents, by law or otherwise.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Guarantor represents and warrants to the Purchasers and all other holders of Notes that:

Section 5.1. Benefit

Such Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and guaranteeing the Guaranteed Obligations pursuant hereto.

Section 5.2. Familiarity and Reliance

(a) Such Guarantor has received true and accurate copies of, and is familiar with, the Operative Documents. Such Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Company and is aware that no collateral will secure the payment of the Guaranteed Obligations; however, such Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty.

(b) Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. Such Guarantor understands that neither the Purchasers nor any other holder of Notes will have any duty or responsibility to provide such Guarantor any credit or other information concerning the affairs, financial condition or business of the Company which may come into their possession.

Section 5.3. No Representation by the Purchasers

Neither the Purchasers nor any other Person has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty.

Exhibit 2-12

Section 5.4. The Guarantor’s Financial Condition

As of the date hereof, and after the consummation of the transactions described in the Operative Documents, such Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts.

Section 5.5. Directors’ Determination of Benefit

The Board of Directors of such Guarantor or the general partner of such Guarantor, as the case may be, acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to a valid unanimous consent, has determined that this Guaranty directly or indirectly benefits such Guarantor and is in the best interests of such Guarantor.

Section 5.6. Legality

The execution, delivery and performance by such Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate or partnership action on the part of such Guarantor. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor’s rights.

Section 5.7. Organization and Good Standing.

Each Guarantor:

(a) is, and will continue to be, a corporation, a limited partnership, a limited liability company or a private limited company, as the case may be, duly organized and validly existing in good standing under the laws of the jurisdiction shown after its name in the introduction to this Guaranty;

(b) is duly qualified or registered and is in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction in which the nature of such qualification or registration is necessary and in which the failure to so qualify or register could reasonably be expected to have a Material Adverse Effect; and

(c) possesses all requisite authority, power and licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, necessary to own its assets, to conduct its business and to execute and deliver and comply with the terms of this Guaranty.

Section 5.8. Confirmation of Representations in Note Purchase Agreement

All of the representations made by the Company with respect to such Guarantor in Article 5 of the Note Purchase Agreement are true and correct.

Exhibit 2-13

Section 5.9. Survival

All representations and warranties made by the Guarantors herein, including the representations made pursuant to Section 5.8, shall survive the execution and delivery hereof.

ARTICLE VI

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 6.1. Subordination of All Guarantor Claims

As used herein, the term “Guarantor Claims” shall mean all debts, liabilities and claims of the Company to one or more of the Guarantors or of any Guarantor to one or more other Guarantors, in each case whether such debts, liabilities and claims now exist or are hereafter incurred or arise, or whether the obligations of the Company or such Guarantor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts, liabilities or claims be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts, liabilities or claims may, at their inception, have been, or may hereafter be created, and irrespective of the manner in which they have been or may hereafter be acquired. Until the Guaranteed Obligations shall be paid and satisfied in full and the Guarantors shall have performed all of their obligations hereunder, no Guarantor shall demand, receive or collect, directly or indirectly, from the Company or any other Person (including another Guarantor) any amount upon the Guarantor Claims; provided, however, that, prior to the occurrence of an Event of Default, the Company and each Guarantor may, in the ordinary course of business, repay loans which the Company or such Guarantor has received from any other Guarantor in accordance with the Note Purchase Agreement.

Section 6.2. Claims in Bankruptcy

In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Company or any Guarantor as debtor, each holder of Notes shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable to such holder of Notes upon Guarantor Claims. The Guarantors hereby assign such dividends and payments to the holders of Notes.

Section 6.3. Payments Held in Trust

In the event that, notwithstanding Sections 6.1 and 6.2 above, any Guarantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, such Guarantor agrees (i) to hold in trust for the holders of Notes, in kind, all funds, payments, claims or distributions so received, (ii) that such Guarantor shall have absolutely no dominion over such funds, payments, claims or distributions so received except to pay them promptly to the holders of Notes and (iii) promptly to pay the same to the holders of Notes.

Exhibit 2-14

Section 6.4. Liens Subordinate

Each Guarantor agrees that any Liens upon the Company’s assets or upon assets of any Guarantor securing payment of the Guarantor Claims shall be and remain inferior and subordinate to the Liens, if any, upon the Company’s assets or such Guarantor’s assets securing payment of the Guaranteed Obligations, regardless of whether such Liens in favor of the Guarantors or the holders of Notes presently exist or are hereafter created or attached. Without the prior written consent of the holders of Notes, no Guarantor shall (a) exercise or enforce any creditor’s right it may have against the Company or any other Guarantor or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Liens upon the assets of the Company or any other Guarantor held by, or for the benefit of, such Guarantor.

Section 6.5. Notation of Records

All promissory notes, accounts receivable ledgers or other evidences of the Guarantor Claims accepted by or held by, or for the benefit of, any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Waiver and Amendment

(a) No failure to exercise, and no delay in exercising, on the part of any holder of Notes, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the holders of Notes hereunder shall be in addition to all other rights provided by law or by the Operative Documents. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

(b) This Guaranty may be changed, amended, waived or terminated only by an instrument in writing executed by the Company, the Guarantors and the holders of Notes.

Section 7.2. Notices

(a) All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to the Company, addressed to it at 1600 West 7th Street, Fort Worth, Texas 76102-2599, Attention: President, or at such other address as the Company shall have specified to each holder of Notes in writing, (ii) if to any Guarantor, addressed to it in care of the Company at the address specified above or at such other address as such Guarantor shall have specified to each holder of Notes in writing, (iii) if to the Purchasers, addressed to it at the address specified for such communications in Schedule

Exhibit 2-15

A to the Note Purchase Agreement, or at such other address as such Purchaser shall have specified to the Guarantors in writing and (iv) if to any other holder of Notes, addressed to such other holder at such address as such other holder shall have specified to the Guarantors in writing or, if such other holder shall not have so specified an address to the Guarantors, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Guarantors; provided, however, that any such communication to the Guarantors may also, at the option of the holders of Notes, be delivered by any other means either to the Guarantors in care of the Company at its address specified above or to any Responsible Officer.

(b) Any party may change its address for purposes of this Guaranty by giving notice of such change to the other party pursuant to this Section 7.2.

Section 7.3. Governing Law

THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES AND THE HOLDERS OF NOTES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

Section 7.4. Invalid Provisions

If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 7.5. Entirety

This Guaranty embodies the entire agreement between the parties and the holders of Notes relating to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

Section 7.6. Reproduction of Documents

This Guaranty, the Operative Documents and all documents relating hereto and thereto, including (a) consents, waivers and notifications which may hereafter be executed, (b) documents received by any holder of Notes at the Closing and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by such holder or any Guarantor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. The Company and each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Exhibit 2-16

Section 7.7. Submission to Jurisdiction

EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR UNDER ANY OPERATIVE DOCUMENT OR (B) ARISING FROM OR RELATING TO ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OPERATIVE DOCUMENTS, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 7.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. EACH SUCH SERVICE IS HEREBY ACKNOWLEDGED BY EACH GUARANTOR TO BE SUFFICIENT, EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. IF ANY AGENT APPOINTED BY ANY GUARANTOR REFUSES TO ACCEPT SERVICE, SUCH GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM OR VENUE TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. EACH GUARANTOR HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 7.7 SHALL AFFECT THE RIGHT OF ANY HOLDER OF NOTES OR THE RIGHT OF ANY OTHER PERSON TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, OR THE RIGHT OF ANY HOLDER OR THE RIGHT OF ANY OTHER PERSON TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR OR THE PROPERTY OF ANY GUARANTOR IN THE COURTS OF ANY OTHER APPROPRIATE JURISDICTION IF SUCH COURT CAN PROPERLY ASSERT JURISDICTION OVER THE SUBJECT MATTER OF SUCH ACTION OR PROCEEDING.

Section 7.8. Transfer of Guaranteed Obligations

The Purchasers and each other holder of Notes may, from time to time, without notice to the Guarantors (or any of them), assign or transfer all or a part of the Guaranteed Obligations or any interest therein, and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed

Exhibit 2-17

Obligations for purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Obligations, be entitled to the benefit of this Guaranty to the same extent as if such assignee or transferee were the Purchasers or such other holder of Notes, as the case may be.

Section 7.9. Parties Bound; Assignment.

This Guaranty shall be binding upon the Guarantors, the Company and their respective successors, assigns and legal representatives and shall inure to the benefit of, and be enforceable by, the Purchasers, all other holders of Notes and their respective successors, assigns and legal representatives; provided, however, that no Guarantor may, without the prior written consent of the holders of Notes, assign any of its rights, powers, duties or obligations hereunder.

Section 7.10. Multiple Counterparts.

This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

Section 7.11. Rights and Remedies.

If any Guarantor becomes liable for any indebtedness owing by the Company to the holders of Notes, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of the holders of Notes hereunder shall be cumulative of any and all other rights such holders may ever have against such Guarantor. The exercise by any holder of Notes of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 7.12. Relation to Note Purchase Agreement.

This Guaranty has been executed and delivered pursuant to, and is subject to certain terms and conditions set forth in, the Note Purchase Agreement, and is the Joint and Several Guaranty referred to therein.

Section 7.13. Payments.

All payments payable or to be payable pursuant to this Guaranty shall be payable in immediately available funds and in such coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America and shall be made by electronic funds transfer to such bank and/or account in the continental United States for the account of the payee as from time to time the payee shall have directed to the payor in writing, or, if no such direction shall have been given by the Purchasers, in the manner and at the address set forth in Schedule A to the Note Purchase Agreement or, if no such direction shall have been given by any other holder of Notes, by check of the payor payable to the order of such holder and mailed to such holder in the manner and at the address set forth in Section 7.2 hereof.

Exhibit 2-18

Section 7.14. Interest

(a) Any amounts due under this Guaranty which are not paid when due shall bear interest until paid at the rate per annum equal to the Default Rate.

(b) The foregoing paragraph (a) is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, thereunder by any Guarantor to any holder of Notes for the use, forbearance or detention of money exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed by any Guarantor under such paragraph (a) shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid by such Guarantor which are for the use, forbearance or detention of money shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate.

(c) Anything in this Section 7.14 to the contrary notwithstanding, no Guarantor shall ever be required by this Section 7.14 to pay unearned interest or ever be required by this Section 7.14 to pay interest at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable by such Guarantor under this Section 7.14 would exceed the Highest Lawful Rate, or if any holder of Notes shall receive any unearned interest from such Guarantor under this Section 7.14 or shall receive monies from such Guarantor under this Section 7.14 that are deemed to constitute interest which would increase the effective rate of interest payable by such Guarantor under this Section 7.14 to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by such Guarantor under this Section 7.14 shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by such Guarantor under this Section 7.14 or any interest paid by such Guarantor under this Section 7.14 in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of the Guaranteed Obligations with the excess thereof, if any, refunded to such Guarantor.

(d) It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any holder of Notes under this Section 7.14 which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to this Guaranty (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of this Guaranty all interest at any time contracted for, charged or received by such holder of Notes under this Section 7.14.

(e) If, at any time and from time to time, (i) the amount of interest payable under this Section 7.14 by any Guarantor to any holder of Notes on any date shall be computed at the Highest Lawful Rate and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such holder would be less than the Highest Lawful Rate, then the amount of interest payable by such Guarantor to such holder under this Section 7.14 in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable by such Guarantor to such holder shall equal the total amount of interest which would have been payable to such holder by such Guarantor if the total amount of interest had been computed without giving effect to this Section 7.14.

Exhibit 2-19

Section 7.15. Judgment Currency

(a) The obligation of each Guarantor hereunder to make payments to any holder of Notes in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. Dollars, except to the extent that such tender or recovery results in the effective receipt by such holder of the full amount of U.S. Dollars expressed to be payable to such holder under this Guaranty. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. Dollars (such other currency being referred to in this Section 7.15 as the “Judgment Currency”) an amount due in U.S. Dollars, the conversion shall be made, at the Dollar Equivalent, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being referred to in this Section 7.15 as the “Judgment Currency Conversion Date”). For purposes of this Section 7.15, the term “Dollar Equivalent” shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted to such holder of Notes by a nationally recognized commercial bank or investment bank, which is not affiliated with such holder of Notes, at approximately 10:00 A.M. (New York City time) on the date of determination thereof specified herein.

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment by the relevant Guarantor of the amount due, such Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Dollar Equivalent for this Section 7.15, such amounts shall include any premium and costs payable in connection with the purchase of the U.S. Dollars.

Section 7.16. Performance of Covenants, etc.

Each Guarantor agrees, as an independent undertaking with the Purchasers and the other holders of Notes, to perform the covenants applicable to it contained in Article 9 and Article 10 of the Note Purchase Agreement. Neither the Company nor any Guarantor shall undertake any course of action inconsistent with the provisions or intent of this Guaranty or any of the Operative Documents. The Company and each Guarantor will promptly do all acts and things and take all such measures as may be necessary or appropriate, or as the Required Holders may reasonably request, to comply as soon as practicable with the terms, conditions and provisions of this Guaranty.

[Remainder of page intentionally left blank. Next page is signature page.]

Exhibit 2-20

EXECUTED as of the day and year first above written.

COMPANY

CASH AMERICA INTERNATIONAL, INC.

By:
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

GUARANTORS

ENOVA INTERNATIONAL, INC.

By:
Name:	Austin D. Nettle
Title:	Vice President and Assistant Treasurer

CASH AMERICA MANAGEMENT L.P.
CASH AMERICA PAWN L.P.
By:	Cash America Holding, Inc.
The General Partner of each of the foregoing entities

By:
Name: Austin D. Nettle
Title: Vice President and Treasurer

OHIO NEIGHBORHOOD CREDIT SOLUTIONS, LLC
By:	Ohio Neighborhood Finance, Inc.
Its Sole Member

By:
Name: Austin D. Nettle
Title: Vice President and Treasurer

DP LABOR HOLDINGS, LLC PF LABOR HOLDINGS, LLC STRATEGIC RECEIVABLE MANAGEMENT SOLUTIONS, LLC
ENOVA FINANCIAL HOLDINGS, LLC

By:
Name: J. Curtis Linscott
Title: Manager

Exhibit 2-21

BRONCO PAWN & GUN, INC.
CASH AMERICA ADVANCE, INC.
CASH AMERICA FINANCIAL SERVICES, INC.
CASH AMERICA FRANCHISING, INC.
CASH AMERICA GLOBAL FINANCING, INC.
CASH AMERICA GLOBAL SERVICES, INC.
CASH AMERICA HOLDING, INC.
CASH AMERICA, INC.
CASH AMERICA, INC. OF ALABAMA
CASH AMERICA, INC. OF ALASKA
CASH AMERICA, INC. OF COLORADO
CASH AMERICA, INC. OF ILLINOIS
CASH AMERICA, INC. OF INDIANA
CASH AMERICA, INC. OF KENTUCKY
CASH AMERICA, INC. OF LOUISIANA
CASH AMERICA OF MISSOURI, INC.
CASH AMERICA, INC. OF NEVADA
CASH AMERICA, INC. OF NORTH CAROLINA
CASH AMERICA, INC. OF OKLAHOMA
CASH AMERICA, INC. OF SOUTH CAROLINA
CASH AMERICA, INC. OF TENNESSEE
CASH AMERICA, INC. OF UTAH
CASH AMERICA, INC. OF VIRGINIA
CASH AMERICA INTERNET SALES, INC.
CASH AMERICA OF MEXICO, INC.
CASH AMERICA PAWN, INC. OF OHIO
CASHLAND FINANCIAL SERVICES, INC.
CNU DOLLARSDIRECT INC.
DOC HOLLIDAY’S PAWNBROKERS & JEWELLERS, INC.
EXPRESS CASH INTERNATIONAL CORPORATION
FLORIDA CASH AMERICA, INC.
GAMECOCK PAWN & GUN, INC.
GEORGIA CASH AMERICA, INC.
HORNET PAWN & GUN, INC.
LONGHORN PAWN AND GUN, INC.
MR. PAYROLL CORPORATION
OHIO NEIGHBORHOOD FINANCE, INC.
RATI HOLDING, INC.
TIGER PAWN & GUN, INC.
UPTOWN CITY PAWNERS, INC.
VINCENT’S JEWELERS AND LOAN, INC.

By:
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

Exhibit 2-22

CNU OF ALABAMA, LLC
CNU OF ALASKA, LLC
CNU OF ARIZONA, LLC
CNU OF CALIFORNIA, LLC
CNU OF COLORADO, LLC
CNU OF DELAWARE, LLC
CNU OF FLORIDA, LLC
CASHNETUSA OF FLORIDA, LLC
CNU OF HAWAII, LLC
CNU OF IDAHO, LLC
CNU OF ILLINOIS, LLC
CNU OF KANSAS, LLC
CNU OF LOUISIANA, LLC
CNU OF MAINE, LLC
CASHNET CSO OF MARYLAND, LLC
CNU OF MICHIGAN, LLC
CNU OF MINNESOTA, LLC
CNU OF MISSISSIPPI, LLC
CNU OF MISSOURI, LLC
CNU OF MONTANA, LLC
CNU OF NEVADA, LLC
CNU OF NEW HAMPSHIRE, LLC
CNU OF NEW MEXICO, LLC
CNU OF NORTH DAKOTA, LLC
CNU OF OHIO, LLC
OHIO CONSUMER FINANCIAL SOLUTIONS, LLC
CNU OF OKLAHOMA, LLC
CNU OF OREGON, LLC
CNU OF RHODE ISLAND, LLC
CNU OF SOUTH CAROLINA, LLC
CNU OF SOUTH DAKOTA, LLC
CNU OF TENNESSEE, LLC
CNU OF TEXAS, LLC
CNU OF UTAH, LLC
CNU OF VIRGINIA, LLC
CNU OF WASHINGTON, LLC
CNU OF WISCONSIN, LLC
CNU OF WYOMING, LLC
CNU TECHNOLOGIES OF INDIANA, LLC
CNU TECHNOLOGIES OF IOWA, LLC
CASHEURONET UK, LLC
DOLLARSDIRECT, LLC
EURONETCASH, LLC
TRAFFICGEN, LLC
By:	CNU Online Holdings, LLC
The Sole Member of each of the foregoing entities

By:
Name: Austin D. Nettle
Title: Vice President and Treasurer

Exhibit 2-23

CNU DOLLARSDIRECT LENDING INC.
MOBILE LEASING GROUP, INC.
ENOVA ONLINE SERVICES, INC.
BILLERS ACCEPTANCE GROUP, LLC
CNU ONLINE HOLDINGS, LLC
DEBIT PLUS, LLC
NC FINANCIAL SOLUTIONS, LLC

By:
Name: Austin D. Nettle
Title: Vice President and Treasurer

CNU TECHNOLOGIES OF SOUTH CAROLINA, LLC CNU TECHNOLOGIES OF WISCONSIN, LLC
NC FINANCIAL SOLUTIONS OF ALABAMA, LLC
NC FINANCIAL SOLUTIONS OF CALIFORNIA, LLC
NC FINANCIAL SOLUTIONS OF DELAWARE, LLC
NC FINANCIAL SOLUTIONS OF IDAHO, LLC
NC FINANCIAL SOLUTIONS OF MISSOURI, LLC
NC FINANCIAL SOLUTIONS OF NEW MEXICO, LLC NC FINANCIAL SOLUTIONS OF SOUTH DAKOTA, LLC
NC FINANCIAL SOLUTIONS OF UTAH, LLC
By:	NC Financial Solutions, LLC
The Sole Member of each of the foregoing entities

By:
Name: Austin D. Nettle
Title: Vice President and Treasurer

Exhibit 2-24

AEL NET MARKETING, LLC
AEL NET OF CALIFORNIA, LLC
AEL NET OF ILLINOIS, LLC
AEL NET OF MISSOURI, LLC
CNU TECHNOLOGIES OF ARIZONA, LLC
CNU TECHNOLOGIES OF ALABAMA
CNU TECHNOLOGIES OF NEW MEXICO, LLC
NC FINANCIAL SOLUTIONS OF ARIZONA, LLC
NC FINANCIAL SOLUTIONS OF GEORGIA, LLC
NC FINANCIAL SOLUTIONS OF MISSISSIPPI, LLC
NC FINANCIAL SOLUTIONS OF OHIO, LLC
NC FINANCIAL SOLUTIONS OF SOUTH CAROLINA, LLC
NC FINANCIAL SOLUTIONS OF TENNESSEE, LLC
NC FINANCIAL SOLUTIONS OF TEXAS, LLC
NC FINANCIAL SOLUTIONS OF VIRGINIA, LLC
NC FINANCIAL SOLUTIONS OF WISCONSIN, LLC
By:	CNU Online Holdings, LLC
The Sole Member of each of the foregoing entities

By:
Name: Austin D. Nettle
Title: Vice President and Treasurer

CASHNETUSA CO LLC
CASHNETUSA OR LLC
THE CHECK GIANT NM, LLC
By:	CNU of New Mexico, LLC
The Sole Member of each of the foregoing entities
By: CNU Online Holdings, LLC
Its Sole Member

By:
Name: Austin D. Nettle
Title: Vice President and Treasurer

DEBIT PLUS TECHNOLOGIES, LLC
DEBIT PLUS SERVICES, LLC
DEBIT PLUS PAYMENT SOLUTIONS, LLC
By:	Debit Plus, LLC
The Sole Member of each of the foregoing entities

By:
Name: Austin D. Nettle
Title: Vice President and Treasurer

Exhibit 2-25

EXHIBIT 3

[FORM OF SUBROGATION AND CONTRIBUTION AGREEMENT]

SUBROGATION AND CONTRIBUTION AGREEMENT

This SUBROGATION AND CONTRIBUTION AGREEMENT (the “Agreement”) is executed as of August 28, 2012 by CASH AMERICA INTERNATIONAL, INC., a Texas corporation (“Borrower”), and each of the parties listed as a Guarantor on the signature pages hereto (all of the parties except Borrower named above, are collectively referred to herein as the “Guarantors” and individually referred to as a “Guarantor”).

WHEREAS, as an inducement to the Purchasers (as defined in the hereinafter defined Note Purchase Agreement) to (i) execute and deliver the Note Purchase Agreement dated as of August 28, 2012 (as may be amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) among the Company and the Purchasers and (ii) purchase the Notes to be issued and sold pursuant to the Note Purchase Agreement (collectively, the “Notes”), the Guarantors and each of them, jointly and severally, have executed a certain Joint and Several Guaranty, dated as of August 28, 2012 (as may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), simultaneously with this Agreement, subject to the terms and conditions set forth therein; and

WHEREAS, the parties to this Agreement desire to execute this Subrogation and Contribution Agreement in connection with the Guaranty.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	AGREEMENT CONCERNING SUBROGATION AND CONTRIBUTION

Notwithstanding Section 2.7 of the Guaranty to the contrary, to the fullest extent permitted by applicable law, the parties hereto acknowledge and agree that: (i) with respect to each of the Guarantors’ relative liability under the Guaranty, each Guarantor possesses, and has not waived, corresponding rights of contribution, subrogation, indemnity, and reimbursement (such rights collectively referred to herein as “Contribution Rights”) relative to the other Guarantors; provided that each Guarantor shall not enforce its Contribution Rights against any party to this Agreement until all of the Note Obligations (as hereinafter defined) shall have been paid in full, and (ii) each Guarantor is entitled to Contribution Rights to the extent of any payments such Guarantor may have made to the holders of Notes under and pursuant to the Note Purchase Agreement and the Notes (all obligations, liabilities and indebtedness of the Guarantors under the Note Purchase Agreement and the Notes pursuant to the Guaranty are hereinafter referred to as the “Note Obligations”). Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Guarantor that shall accrue pursuant to this Agreement shall be paid nor shall it be deemed owed pursuant to this Agreement until all of the Note Obligations shall be paid in full. The parties hereto covenant and agree that a breach of this Agreement shall not diminish or otherwise affect the liability of the Guarantors under the Guaranty.

Exhibit 3-1

2.	REPRESENTATIONS AND WARRANTIES.

Each party hereto represents and warrants to each other party hereto and to its respective successors and assigns that:

(a) the execution, delivery and performance by each party hereto of this Agreement are within such party’s corporate powers, have been duly authorized by all necessary corporate action or partnership action, as the case may be, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation, bylaws, limited partnership agreement or other organizing document of such party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such party or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such party; and

(b) this Agreement constitutes a legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms.

3.	NO WAIVER.

No failure or delay by any Guarantor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law.

4.	AMENDMENTS.

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and consented to by the holders of Notes.

5.	SUCCESSOR AND ASSIGNS.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.	CHOICE OF LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and any applicable federal laws of the United States of America.

Exhibit 3-2

7.	COUNTERPARTS.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when a counterpart hereof shall have been signed by all the parties hereto.

[Remainder of page intentionally left blank. Next page is signature page.]

Exhibit 3-3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER

CASH AMERICA INTERNATIONAL, INC.

By:
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

GUARANTORS

ENOVA INTERNATIONAL, INC.

By:
Name:	Austin D. Nettle
Title:	Vice President and Assistant Treasurer

CASH AMERICA MANAGEMENT L.P.
CASH AMERICA PAWN L.P.
By:	Cash America Holding, Inc.
The General Partner of each of the foregoing entities

By:
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

OHIO NEIGHBORHOOD CREDIT SOLUTIONS, LLC
By:	Ohio Neighborhood Finance, Inc.
Its Sole Member

By:
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

DP LABOR HOLDINGS, LLC
PF LABOR HOLDINGS, LLC
STRATEGIC RECEIVABLE MANAGEMENT SOLUTIONS, LLC
ENOVA FINANCIAL HOLDINGS, LLC

By:
Name:	J. Curtis Linscott
Title:	Manager

Exhibit 3-4

BRONCO PAWN & GUN, INC.
CASH AMERICA ADVANCE, INC.
CASH AMERICA FINANCIAL SERVICES, INC.
CASH AMERICA FRANCHISING, INC.
CASH AMERICA GLOBAL FINANCING, INC.
CASH AMERICA GLOBAL SERVICES, INC.
CASH AMERICA HOLDING, INC.
CASH AMERICA, INC.
CASH AMERICA, INC. OF ALABAMA
CASH AMERICA, INC. OF ALASKA
CASH AMERICA, INC. OF COLORADO
CASH AMERICA, INC. OF ILLINOIS
CASH AMERICA, INC. OF INDIANA
CASH AMERICA, INC. OF KENTUCKY
CASH AMERICA, INC. OF LOUISIANA
CASH AMERICA OF MISSOURI, INC.
CASH AMERICA, INC. OF NEVADA
CASH AMERICA, INC. OF NORTH CAROLINA
CASH AMERICA, INC. OF OKLAHOMA
CASH AMERICA, INC. OF SOUTH CAROLINA
CASH AMERICA, INC. OF TENNESSEE
CASH AMERICA, INC. OF UTAH
CASH AMERICA, INC. OF VIRGINIA
CASH AMERICA INTERNET SALES, INC.
CASH AMERICA OF MEXICO, INC.
CASH AMERICA PAWN, INC. OF OHIO
CASHLAND FINANCIAL SERVICES, INC.
CNU DOLLARSDIRECT INC.
DOC HOLLIDAY’S PAWNBROKERS & JEWELLERS, INC.
EXPRESS CASH INTERNATIONAL CORPORATION
FLORIDA CASH AMERICA, INC.
GAMECOCK PAWN & GUN, INC.
GEORGIA CASH AMERICA, INC.
HORNET PAWN & GUN, INC.
LONGHORN PAWN AND GUN, INC.
MR. PAYROLL CORPORATION
OHIO NEIGHBORHOOD FINANCE, INC.
RATI HOLDING, INC.
TIGER PAWN & GUN, INC.
UPTOWN CITY PAWNERS, INC.
VINCENT’S JEWELERS AND LOAN, INC.

By:
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

Exhibit 3-5

CNU OF ALABAMA, LLC
CNU OF ALASKA, LLC
CNU OF ARIZONA, LLC
CNU OF CALIFORNIA, LLC
CNU OF COLORADO, LLC
CNU OF DELAWARE, LLC
CNU OF FLORIDA, LLC
CASHNETUSA OF FLORIDA, LLC
CNU OF HAWAII, LLC
CNU OF IDAHO, LLC
CNU OF ILLINOIS, LLC
CNU OF KANSAS, LLC
CNU OF LOUISIANA, LLC
CNU OF MAINE, LLC
CASHNET CSO OF MARYLAND, LLC
CNU OF MICHIGAN, LLC
CNU OF MINNESOTA, LLC
CNU OF MISSISSIPPI, LLC
CNU OF MISSOURI, LLC
CNU OF MONTANA, LLC
CNU OF NEVADA, LLC
CNU OF NEW HAMPSHIRE, LLC
CNU OF NEW MEXICO, LLC
CNU OF NORTH DAKOTA, LLC
CNU OF OHIO, LLC
OHIO CONSUMER FINANCIAL SOLUTIONS, LLC
CNU OF OKLAHOMA, LLC
CNU OF OREGON, LLC
CNU OF RHODE ISLAND, LLC
CNU OF SOUTH CAROLINA, LLC
CNU OF SOUTH DAKOTA, LLC
CNU OF TENNESSEE, LLC
CNU OF TEXAS, LLC
CNU OF UTAH, LLC
CNU OF VIRGINIA, LLC
CNU OF WASHINGTON, LLC
CNU OF WISCONSIN, LLC
CNU OF WYOMING, LLC
CNU TECHNOLOGIES OF INDIANA, LLC
CNU TECHNOLOGIES OF IOWA, LLC
CASHEURONET UK, LLC
DOLLARSDIRECT, LLC
EURONETCASH, LLC
TRAFFICGEN, LLC
By:	CNU Online Holdings, LLC
The Sole Member of each of the foregoing entities

By:
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

Exhibit 3-6

CNU DOLLARSDIRECT LENDING INC.
MOBILE LEASING GROUP, INC.
ENOVA ONLINE SERVICES, INC.
BILLERS ACCEPTANCE GROUP, LLC
CNU ONLINE HOLDINGS, LLC
DEBIT PLUS, LLC
NC FINANCIAL SOLUTIONS, LLC

By:
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

CNU TECHNOLOGIES OF SOUTH CAROLINA, LLC
CNU TECHNOLOGIES OF WISCONSIN, LLC
NC FINANCIAL SOLUTIONS OF ALABAMA, LLC
NC FINANCIAL SOLUTIONS OF CALIFORNIA, LLC
NC FINANCIAL SOLUTIONS OF DELAWARE, LLC
NC FINANCIAL SOLUTIONS OF IDAHO, LLC
NC FINANCIAL SOLUTIONS OF MISSOURI, LLC
NC FINANCIAL SOLUTIONS OF NEW MEXICO, LLC
NC FINANCIAL SOLUTIONS OF SOUTH DAKOTA, LLC
NC FINANCIAL SOLUTIONS OF UTAH, LLC
By:	NC Financial Solutions, LLC
The Sole Member of each of the foregoing entities

By:
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

Exhibit 3-7

AEL NET MARKETING, LLC
AEL NET OF CALIFORNIA, LLC
AEL NET OF ILLINOIS, LLC
AEL NET OF MISSOURI, LLC
CNU TECHNOLOGIES OF ARIZONA, LLC
CNU TECHNOLOGIES OF ALABAMA
CNU TECHNOLOGIES OF NEW MEXICO, LLC
NC FINANCIAL SOLUTIONS OF ARIZONA, LLC
NC FINANCIAL SOLUTIONS OF GEORGIA, LLC
NC FINANCIAL SOLUTIONS OF MISSISSIPPI, LLC
NC FINANCIAL SOLUTIONS OF OHIO, LLC
NC FINANCIAL SOLUTIONS OF SOUTH CAROLINA, LLC
NC FINANCIAL SOLUTIONS OF TENNESSEE, LLC
NC FINANCIAL SOLUTIONS OF TEXAS, LLC
NC FINANCIAL SOLUTIONS OF VIRGINIA, LLC
NC FINANCIAL SOLUTIONS OF WISCONSIN, LLC
By:	CNU Online Holdings, LLC
The Sole Member of each of the foregoing entities

By:
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

CASHNETUSA CO LLC
CASHNETUSA OR LLC
THE CHECK GIANT NM, LLC
By:	CNU of New Mexico, LLC
The Sole Member of each of the foregoing entities
	By:	CNU Online Holdings, LLC
Its Sole Member

By:
		Name:	Austin D. Nettle
		Title:	Vice President and Treasurer

DEBIT PLUS TECHNOLOGIES, LLC
DEBIT PLUS SERVICES, LLC
DEBIT PLUS PAYMENT SOLUTIONS, LLC
By:	Debit Plus, LLC
The Sole Member of each of the foregoing entities

By:
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

Exhibit 3-8

EXHIBIT 4.4(a)

[FORM OF OPINION OF SPECIAL COUNSEL FOR THE LOAN PARTIES]

August 28, 2012

To the Persons listed

on the attached Annex 1

Re:	Note Purchase Agreement, dated as of August 28, 2012, among Cash America International, Inc. and the Purchasers listed on Schedule A thereto

Gentlemen:

As counsel to Cash America International, Inc. (the “Company”), a Texas corporation, we have been requested to furnish this letter to you pursuant to Section 4.4(a) of that certain Note Purchase Agreement, dated August 28, 2012 (the “Note Purchase Agreement”) among the Company and the purchasers listed on Schedule A thereto (the “Purchasers”), which Note Purchase Agreement provides for the Company’s sale to the Purchasers on this date, pursuant to the terms of the Note Purchase Agreement, of $47,000,000 aggregate principal amount of the Company’s 6.00% Series A Senior Notes due August 28, 2019, and $5,000,000 aggregate principal amount of the Company’s 6.58% Series B Senior Notes due August 28, 2022. Unless otherwise defined herein, all capitalized terms used herein that are defined in the Note Purchase Agreement shall have the respective meanings assigned to them in the Note Purchase Agreement.

A.	Basis of Opinion

As the basis for the conclusions expressed in this opinion letter, this firm has examined and is familiar with originals or copies, certified or otherwise identified to this firm’s satisfaction, of (i) the Note Purchase Agreement; (ii) the promissory notes of the Company in the aggregate principal amount of $52,000,000 and either in the form attached as Exhibit 1(a) to the Note Purchase Agreement or in the form attached as Exhibit 1(b) to the Note Purchase Agreement (collectively, the “Notes”); and (iii) a certificate of the Secretary of the Company to which are attached (a) the Articles of Incorporation of the Company certified by the Secretary of State of Texas as of a recent date, (b) the Amended and Restated Bylaws of the Company (the “Bylaws”), (c) resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Note Purchase Agreement and the Notes, (d) a certificate dated August 9, 2012, issued by the Secretary of State of Texas certifying as to the Company’s existence in the State of Texas and a Certificate of Account Status dated August 17, 2012, issued by the Texas Comptroller of Public Accounts certifying as to the Company’s good standing in the State of Texas, and (e) a letter dated August 28, 2012, from KeyBanc Capital Markets Inc. (“KeyBanc”) addressed to the Company, this firm and Bingham McCutchen LLP, special counsel to the Purchasers, describing the manner of the conduct of the offering (the “Offeree Letter”). This firm has also examined such other documents and instruments (including certificates of public officials, officers of the Company and other persons) and made such examination of applicable laws of the State of Texas and Federal laws (of the United States), all as this firm has deemed necessary as a basis for the opinions hereinafter expressed. As used herein, the term “Loan Documents” means, collectively, the Note Purchase Agreement and the Notes.

August 28, 2012

B.	Opinion

Based upon our examination and consideration of the documents and instruments referred to in Section A and in reliance thereon, but subject to the comments, assumptions, limitations, qualifications and exceptions set forth in Section C, this firm is of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Texas.

2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

3. The execution and delivery of, and performance of the obligations under, the Loan Documents by the Company have been duly authorized by the Company by all necessary corporate action. The Loan Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

4. The execution and delivery of, and performance of the obligations under, the Loan Documents by the Company (i) will not violate any provision of the Articles of Incorporation or Bylaws of the Company, or (ii) to this firm’s knowledge, violate any Federal or Texas law or regulation.

5. No consent, approval, authorization or other action by any Governmental Authority is required under applicable laws of the State of Texas or Federal laws for the execution and the delivery by the Company of the Loan Documents or the performance by the Company of its obligations thereunder.

6. In reliance on the representations, warranties and covenants made by the Company and the Purchasers in the Loan Documents and by KeyBanc in the Offeree Letter, it is not necessary, in connection with the offer and sale of the Notes under the circumstances contemplated by the Note Purchase Agreement, to register the Notes under the Securities Act of 1933, as amended, or to qualify the Note Purchase Agreement under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of the Notes.

7. The issuance and sale of the Notes under the circumstances contemplated by the Note Purchase Agreement will not involve a violation by the Company of Regulation U or X of the Board of Governors of the Federal Reserve System promulgated pursuant to Section 7 of the Securities Exchange Act of 1934, as amended.

August 28, 2012

8. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

9. The loan, as evidenced by the Notes, is not usurious under the laws of Texas (assuming for purposes of this opinion, courts were to apply Texas law).

C.	Comments, Assumption, Limitations, Qualifications and Exceptions

The opinions expressed in Section B above are based upon and subject to the further comments, assumptions, limitations, qualifications and exceptions as set forth below:

1. This firm’s validity, binding effect and enforceability opinion in Paragraph B.3 is subject to the effects of (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance or transfer laws (including, without limitation, the common law trust fund doctrine and Section 548 of the United States Bankruptcy Code), and preference and equitable subordination laws and principles; (ii) general principles of equity (whether considered in a proceeding at law or in equity) and possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights; (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance, good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) the rights of the United States under the Federal Tax Lien Act of 1966, as amended. In addition, we note that the enforceability of provisions of the Loan Documents and the exercise of certain remedies under the Loan Documents are subject to application of laws other than those of the State of Texas. This firm’s validity, binding effect and enforceability opinion in Paragraph B.3 is also subject to other applicable law and court decisions which may modify, limit, render unenforceable or invalid or delay certain of the rights and remedies of the Purchasers, which, in this firm’s opinion, should not materially diminish the ultimate practical realization of the principal legal benefits purported to be conferred by the Loan Documents, except for the economic consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or result from such laws and court decisions.

2. This firm expresses no opinion as to:

(i) the validity, binding effect or enforceability of any provision of the Loan Documents relating to indemnification, contribution or exculpation in connection with (a) violations of any securities laws or statutory duties or public policy, to the extent that such provisions are determined to be contrary to Federal

August 28, 2012

or state laws or public policy, as interpreted by the courts of the State of Texas and the courts of the United States, and may be barred or limited thereby, or (b) claims, losses or liabilities of an unreasonable amount or attributable to the indemnified party’s negligence, gross negligence, bad faith, recklessness, willful misconduct, fraud or other fault;

(ii) the validity, binding effect or enforceability of (a) any purported waiver, release, variation, disclaimer, consent or other provision contained in the Loan Documents to similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under any of the Loan Documents to the extent limited by Section 9.602 of the Uniform Commercial Code, as in effect in the State of Texas (“UCC”), or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, right to notice, claim, duty, defense or ground for discharge or other benefits otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under the UCC or other provisions of applicable law (including judicial decisions), (b) any provision of any Loan Documents related to Waiver of any rights to forum selection or submission to jurisdiction (including, without limitation, any Waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) and provisions restricting access to courts or to legal or equitable remedies or purporting to contractually submit the Company and the other Loan Parties to the jurisdiction, venue and personal jurisdiction of particular courts and advance consent to the manner of service of process, or (c) any provision of the Loan Documents that (i) provides that decisions by a party are conclusive; (ii) expressly or by implication waives unknown rights, defenses granted by law or claims that have not matured, where such Waivers are against public policy or prohibited by laws; (iii) allows or authorizes the delay or omission of enforcement of any remedy or right; (iv) waives the legal rights of any party in advance; (v) severs unenforceable provisions from the Loan Documents, to the extent that enforcement of remaining provisions would frustrate the fundamental intent of the parties to the Loan Documents; and (vi) provides for interest recapture under Section 22.3(d) of the Note Purchase Agreement;

(iii) the enforceability of any provision in the Loan Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Loan Documents;

(iv) the enforceability of any provision of the Loan Documents that purports to give any person or entity the power to accelerate obligations without any notice to the Company, including any notice of intent to accelerate the maturity of the Notes and notice of such acceleration; the effect of any law or any

August 28, 2012

jurisdiction other than the State of Texas wherein any Purchaser or any other holders of Notes or any Loan Party may be located or wherein enforcement of any Loan Documents may be sought that limits the rates of interest legally chargeable or collectible;

(v) the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party (other than the Make-Whole Amount and the Modified Make-Whole Amount, as to which we opine in Paragraph C.3 below);

(vi) the submission to jurisdiction to the extent it relates to the subject matter jurisdiction of any court;

(vii) the enforceability of any waiver of a trial by jury or waiver of objection to venue or claim of an inconvenient forum with respect to proceedings;

(viii) the waiver of any right to have service of process made in the manner presented by applicable law;

(ix) the appointment of any Person as attorney in fact insofar as exercise of such power of attorney may be limited by public policy or limitations referred to elsewhere in this opinion;

(x) the ability of any Person to receive the remedies of specific performance, injunctive relief, liquidated or punitive damages or any similar remedy in any proceeding;

(xi) any right to the appointment of a receiver;

(xii) any right to obtain possession of any property or the exercise of self-help remedies or other remedies without judicial process;

(xiii) any waiver or limitation concerning mitigation of damages;

(xiv) the availability of the right of rescission;

(xv) any law or regulation, whether Federal, state or local, relating to (A) taxation, (B) the environment, (C) labor or employment, (D) intellectual property, (E) antitrust or unfair competition, (F) zoning or land use, (G) pension and employee benefits, (H) racketeering or civil or criminal forfeiture, (I) the Patriot Act, (J) local or municipal matters, (K) securities matters (except to the extent addressed in Paragraphs B.6, B.7 and B.8), or (L) any matter similar to any of the foregoing;

August 28, 2012

(xvi) the enforceability of any provision that requires the payment of liquidated or punitive damages, interest on interest, prepayment penalties or premiums, late fees or default rates of interest to the extent that they are found to constitute unenforceable penalties or forfeitures;

(xvii) the enforceability of any provision purporting to give sole discretion to any party;

(xviii) any provision providing that a Purchaser may exercise set-off or similar rights or that permits the exercise of rights without notice or without providing an opportunity to cure failures to perform;

(xix) any provision that excludes money damages as a remedy, if injunctive relief is not available under applicable law, or that permits a party to pursue multiple remedies or that provides that all remedies are cumulative or nonexclusive, or that violates laws relating to claim splitting or collateral estoppel;

(xx) any provision requiring the payment or reimbursement of attorneys’ fees other than “reasonable” attorneys’ fees under the circumstances for which payment or reimbursement is sought;

(xxi) any provision in any document regarding severability or purporting to establish evidentiary standards;

(xxii) any provision that would alter the terms or rights and obligations of the parties based on course of dealing, course of performance or the like, or that provides that failure or delay in taking action may not constitute a waiver of rights;

(xxiii) the financial condition or solvency of the Company or any other Person or the compliance of the transactions contemplated by the Loan Documents with Federal or state laws relating to fraudulent conveyances or transfers;

(xxiv) the ability (financial or otherwise) of the Company or any other Person to meet its respective obligations under any Loan Documents;

(xxv) the compliance of the Loan Documents or the transactions contemplated thereby with, or the effect of any of the foregoing with respect to, any antifraud or other applicable disclosure requirements;

August 28, 2012

(xxvi) the existence of, the legal and beneficial ownership of, or actual use of, any properties or assets purportedly owned by the Company or any other Person;

(xxvii) the fairness of the Loan Documents, and in rendering the opinions expressed herein, we have assumed, with your consent, that a court of competent jurisdiction would find all such matters were entirely fair and that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to the Loan Documents or any matter relevant to this letter;

(xxviii) any accounting, financial or economic matters; and

(xxix) the accuracy as to factual matters of any representation, warranty, data or other information, whether oral or written, that may have been made by any Person involved in the transactions described above, whether named herein or otherwise.

3. With regard to the provisions of the Note Purchase Agreement providing for payment of the Make-Whole Amount or the Modified Make-Whole Amount in certain circumstances, if a court were to conclude that the Make-Whole Amount and/or the Modified Make-Whole Amount should be characterized as a penalty, it likely would not be enforceable. And although we have not found a decision by a Texas state court holding to be a penalty the type of prepayment premium that is represented by the make-whole amount in the note purchase agreement, we are aware of court decisions in Federal bankruptcy proceedings analyzing this issue. In this regard, we also note that Section 306.005 of the Texas Finance Code (the “Finance Code”) provides, in pertinent part, that a prepayment penalty, make-whole premium or similar fee or charge in the event of voluntary prepayment, involuntary prepayment, acceleration of maturity or other cause that involves premature termination of a loan that is classified as a “commercial loan” within the meaning of the Finance Code (as is the case of the Notes) does not constitute interest. It is our opinion that, if a Texas court were to follow Section 306.005 of the Finance Code, neither the Make-Whole Amount nor the Modified Make-Whole Amount should be considered a penalty.

4. The opinion expressed in Paragraph B.7 is based on the assumption that the proceeds of the Notes contemplated by the Note Purchase Agreement are used solely in the manner prescribed in the Note Purchase Agreement.

5. To the extent that the obligations of the Company may be dependent upon such matters, this firm has assumed, for purposes of this opinion and without independent investigation, that each of the Purchasers is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, that the Note Purchase Agreement has been duly authorized, executed and delivered by and is enforceable against each of the Purchasers in accordance with its terms, and that each of the

August 28, 2012

Purchasers has the requisite power and authority to perform its obligations under the Note Purchase Agreement. This firm expresses no opinion as to the compliance by each of the Purchasers with any state or Federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of its business or facts relating specifically to them, or as to the effect of any such noncompliance on the opinions set forth above, and this firm has assumed that each of the Purchasers has obtained and maintains all consents and approvals, and has taken all action, that might be required by reason of its involvement in this transaction based upon its legal or regulatory status or other factors relating specifically to the Purchasers.

6. The qualification of any opinion or statement herein by the use of the words “to this firm’s knowledge” means that during the course of representation, as described in this opinion, no information has come to the attention of the attorneys in this firm engaged to represent the Company professionally with regard to the transactions contemplated by the Loan Documents which would give such attorneys current actual knowledge of the existence of the facts so qualified. Except as set forth herein, this firm has not undertaken any investigation to determine the existence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

7. This firm has made no investigation to determine, and expresses no opinion as to, whether the courts of the State of Texas or the State of New York or any other state would accept the parties’ selection of the laws of the State of New York as the laws governing the Loan Documents, or would, under its applicable choice of law doctrines, apply the law of another jurisdiction.

8. In rendering the opinions expressed in Paragraphs B.3, B.4 and B.9, these opinions, insofar as they involve the issue of usury, are expressly limited (i) to an analysis of whether the Loan Documents, as written, will be subject to a defense, claim or setoff as a result of the Purchasers’ contracting for a usurious rate of interest and (ii) to the issues relating to the contracting for, as opposed to the charging or receiving of, usurious amounts of interest. To the extent that the enforceability of Loan Documents may be adversely affected by the usury laws of the State of Texas, and to the extent that the transactions contemplated by the Loan Documents may otherwise involve an analysis of compliance with such laws, in rendering the opinions in Paragraphs B.3, B.4 and B.9, this firm assumes (i) that the Purchasers and each other holder of Notes, if any, duly observes the provisions of the Note Purchase Agreement limiting the interest contracted for or to be charged or collected by the Purchasers and any other holder of Notes on or in connection with the loan evidenced by the Notes to amounts that do not exceed the maximum rate or amount of interest that may lawfully be contracted for, charged or collected thereon or in connection therewith under applicable law, (ii) that there exist no agreements or documents that provide for the payment to the Purchasers and other holders of Notes, if any, of amounts deemed to be interest under applicable law except as specifically provided in the Loan Documents, (iii) that the Company has unrestricted use

August 28, 2012

of the purchase price of the Notes, and (iv) that any acceleration of the maturity of the Notes will not include the right to accelerate any amounts deemed interest under applicable law that has not otherwise accrued on the date of such acceleration. In the bankruptcy case of In re Abramoff, 92 Bankruptcy Reporter 698 (W.D. Texas 1988), the Bankruptcy Court, at subsection C of its opinion (pages 704-705), distinguished between a prepayment fee in the case of a voluntary prepayment and one in the case of an involuntary prepayment (e.g. acceleration due to default); and, in this firm’s opinion, the court characterized the prepayment fee as interest. Therefore, this firm advises you that, according to the Abramoff decision, each of the Make-Whole Amount and the Modified Make-Whole Amount might possibly be characterized as interest in the context of an involuntary prepayment; if the Purchasers and the other holders of Notes, if any, comply with the usury “savings clause” in the Note Purchase Agreement, such characterization would not cause the Notes to be usurious, if Texas law was deemed to be applicable to the Notes. Further, we advise you that, as discussed infra in Section C.3, Section 306.005 of the Texas Finance Code provides that the payment of a prepayment fee or make-whole premium, such as the Make-Whole Amount and the Modified Make-Whole Amount, in the event of involuntary payment or acceleration on maturity does not constitute interest, which, if followed by a Texas court, would supersede the Abramoff decision.

Further, in rendering the opinions in Paragraphs B.3, B.4 and B.9, this firm has relied upon the reported decisions of several lower Texas courts to the effect that a contract requiring the payment of interest on matured, unpaid installments of interest is not usurious. The status of judicial interpretations of Texas usury laws is not yet settled in this regard; therefore, no absolute opinion can be rendered. In the event that any of the Purchasers or any one or more of the holders of Notes actually demand, charge or collect any amounts in excess of those permitted by any applicable usury laws of the State of Texas, this firm expresses no opinion as to the effectiveness or enforceability of any provision of the Loan Documents that purports to permit the cure of such violation by the rescission of such demand or charge, the refund of excess amounts collected, or otherwise.

9. The opinions expressed in Paragraph B.1 with respect to existence and good standing are expressed as of the date on which applicable certificates were issued by authorities of the jurisdiction covered, and have assumed that the certificates so issued evidence, as the case may be, the valid existence and good standing of the entity covered thereby.

10. The opinions expressed herein are specifically limited to the laws of the State of Texas and Federal law. We note that the Loan Documents have selected laws of the State of New York to govern this transaction. We express no opinion regarding the laws of the State of New York. In expressing this firm’s opinion in Paragraph B.3 as to the validity, binding effect and enforceability of the Loan Documents that purport to be governed by the laws of the State of New York, this firm has assumed that the Loan

August 28, 2012

Documents are governed by the internal laws of the State of Texas, notwithstanding the provisions of the Loan Documents that they be governed by the laws of the State of New York, as to which we express no opinion. We do not purport to have any knowledge of New York law with respect to such matters and do not know if there is any similarity between Texas law and New York law; we cannot, therefore, speak to the adequacy of such opinions for your purposes.

11. In expressing this firm’s opinion in Paragraph B.5, such opinion relating to Governmental Authorities is expressly limited to Governmental Authorities of the State of Texas and the United States of America.

12. In this firm’s examinations described in Section A, we have assumed the legal capacity of all natural persons executing the Loan Documents, the authenticity of original and certified documents and the genuineness of all signatures thereon, and the conformity to original or certified documents of all documents submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, this firm has relied upon, and assumed the accuracy of, representations and warranties contained in the Loan Documents and certificates and written statements and other written information of or from public officials and representatives of the Company and the other Loan Parties. In addition, this firm’s opinions are limited to a review of only those laws and regulations that are specifically referred to herein and such other laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

13. Although this firm has acted as counsel to the Company and the other Loan Parties in connection with certain other matters, this firm’s engagement is limited to certain matters about which this firm has been consulted, and, consequently, there may exist matters involving the Company and other Loan Parties about which this firm has not been consulted and for which the firm has not been engaged to represent them.

14. Certain of the opinions set forth in Section B are based upon factual matters not independently verified by this firm and, to that extent, this firm has relied solely upon certain of the representations and warranties contained in the Loan Documents and the Offeree Letter and upon certain of the statements contained in certificates of public officials and officers of the Company referred to in Section A.

15. This opinion is rendered based on this firm’s interpretation of existing Texas and Federal law, and is not intended to speak with reference to standards hereinafter adopted or evolved in subsequent judicial decisions by Texas courts or by Federal courts. Additionally, we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

August 28, 2012

16. For purposes of rendering the opinion set forth in Paragraph B.3, we have assumed that the Note Purchase Agreement has been executed by the Purchasers and that the provisions of Section 4 of the Note Purchase Agreement have been satisfied.

This opinion is being delivered and should be understood with reference to customary practice. See “Statement on the Role of Customary Practice in the Preparation and Understanding of Third-Party Legal Opinions,” 63 BUS. LAW. 1277 (2008).

The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated. This opinion letter is not a guaranty or warranty as to any matter. This opinion letter speaks as of its date and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

This letter is being furnished only in connection with the Loan Documents, is solely for the benefit of the Purchasers listed on Annex 1 attached hereto and any Person who becomes a holder of a Note after the date hereof in accordance with the Note Purchase Agreement (each a “Future Purchaser”) and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person for any purpose without our prior written consent; provided, however, that any Future Purchaser is permitted to rely upon this letter only on the condition and understanding that (i) any such reliance must be actual and reasonable under the circumstances existing at the time such Future Purchaser becomes a holder of a Note, including any circumstances relating to changes in law, facts or any other developments known to or reasonably knowable by such Future Purchaser at such time, (ii) our consent to such reliance shall not constitute a reissuance of the opinions expressed herein or otherwise extend any statute of limitations period applicable to this letter on the date hereof, (iii) in no event shall any Future Purchaser have any greater rights with respect hereto than the original addressees of this letter on the date hereof, and (iv) all rights of the Purchasers and Future Purchasers hereunder may be asserted only in a single proceeding by and through the Required Holders. The Purchasers and Future Purchasers are allowed to provide copies of this letter to the National Association of Insurance Commissioners, any regulatory authorities having jurisdiction over any Purchaser or Future Purchaser and as otherwise required by applicable law, and to any potential assignees of the Notes, but, by receiving such copies, such Persons are not deemed to be addressees of this letter. This letter may also be furnished to and relied upon by Bingham McCutchen LLP, your special counsel, as to matters of Texas law in connection with the opinion to be rendered by such firm pursuant to Section 4.4(c) of the Note Purchase Agreement.

Respectively submitted,

HUNTON & WILLIAMS LLP

August 28, 2012

ANNEX 1

Minnesota Life Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Trinity Universal Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

United Insurance Company of America

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

American Fidelity Assurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Vantis Life Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Great Western Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Equitable Life & Casualty Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Farm Bureau Life Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Farm Bureau Mutual Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

August 28, 2012

Farm Bureau General Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

American Republic Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Great American Life Insurance Company

c/o American Money Management Corporation

301 East Fourth Street, 27th Floor

Cincinnati, Ohio 45202

Great American Insurance Company

c/o American Money Management Corporation

301 East Fourth Street, 27th Floor

Cincinnati, Ohio 45202

Senior Health Insurance Company of Pennsylvania

c/o Conning, Inc.

One Financial Plaza, 14th Floor

Hartford, CT 06103-2627

National Benefit Life Insurance Company

c/o Conning, Inc.

One Financial Plaza, 14th Floor

Hartford, CT 06103-2627

The Ohio National Life Insurance Company

One Financial Way

Cincinnati, OH 45242

Ohio National Life Assurance Corporation

One Financial Way

Cincinnati, OH 45242

Montgomery RE, Inc.

One Financial Way

Cincinnati, OH 45242

August 28, 2012

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

PHL Variable Insurance Company

One American Row

Hartford, CT 06102

EXHIBIT 4.4(b)

[FORM OF OPINION OF GENERAL COUNSEL FOR THE LOAN PARTIES]

August 28, 2012

To each of the Persons listed on

Annex 1 hereto

Ladies and Gentlemen:

I am General Counsel of Cash America International, Inc. (the “Company”) and, in such capacity, I have represented the Company in connection with (i) the preparation of the Note Purchase Agreement dated as of August 28, 2012 (the “Note Purchase Agreement”) among the Company and each of the purchasers listed on Schedule A attached thereto (collectively, the “Purchasers”) and (ii) the Company’s sale to the Purchasers on this date, pursuant to the terms of the Note Purchase Agreement, of (a) $47,000,000 aggregate principal amount of the Company’s 6.00% Series A Senior Notes due August 28, 2019 (the “Series A Notes”) and (b) $5,000,000 aggregate principal amount of the Company’s 6.58% Series B Senior Notes due August 28, 2022 (the “Series B Notes,” and together with the Series A Notes, the “Notes”). I have also acted as counsel to the “Guarantors” (as defined in the Note Purchase Agreement and, together with the Company, the “Loan Parties”) in connection with the preparation of the Joint and Several Guaranty (the “Guaranty”) and the Subrogation and Contribution Agreement (the “Subrogation and Contribution Agreement”), each dated as of August 28, 2012, executed and delivered by the Company and the Guarantors pursuant to Section 4.11 of the Note Purchase Agreement. This opinion is being delivered to the Purchasers pursuant to Section 4.4 of the Note Purchase Agreement.

As used herein, (a) “Corporate Guarantor” means each Guarantor which is a corporation, (b) “Partnership Guarantor” means each Guarantor which is a partnership and (c) “LLC Guarantor” means each Guarantor which is a limited liability company. Unless otherwise defined herein, all capitalized terms used herein that are defined in the Note Purchase Agreement shall have the respective meanings assigned to them in the Note Purchase Agreement.

I have examined the following documents:

a)	executed counterparts of the Note Purchase Agreement, the Guaranty and the Subrogation and Contribution Agreement;

b)	the Notes in the form of Exhibit 1(a) and Exhibit 1(b) attached to the Note Purchase Agreement (the Notes, the Note Purchase Agreement, the Guaranty and the Subrogation and Contribution Agreement are referred to herein collectively as the “Loan Documents”);

c)	copies of certain resolutions of the respective boards of directors of the Corporate Guarantors and the Company;

d)	copies of certain resolutions of the board of directors of the general partner of the Partnership Guarantors;

e)	copies of certain resolutions of the managers or members of the LLC Guarantors;

f)	copies of the respective charters and bylaws of the Corporate Guarantors and the Company;

g)	copies of the respective partnership agreements of the Partnership Guarantors;

h)	copies of the respective limited liability company agreements of the LLC Guarantors; and

i)	the originals or copies of such other certificates, instruments, documents and records of the Loan Parties, certificates of public officials and certificates of officers of the Loan Parties as I have deemed necessary as a basis for the opinions hereinafter expressed.

For purposes of this opinion, I have, with your approval and without independent investigation, assumed (i) the due authorization, execution and delivery of the Note Purchase Agreement by the Purchasers, (ii) the genuineness of the signatures appearing on all documents examined by me, (iii) the authenticity of all documents submitted to me as originals and (iv) the conformity to authentic original documents of all documents submitted to me as certified, conformed, or copies in photostatic or pdf format.

Certain of the opinions set forth below are based upon factual matters not independently established or verified by me and, to that extent, I have relied solely upon certain of the representations and warranties contained in the Loan Documents and upon certain of the statements contained in the certificates of public officials and of officers or managers of the Loan Parties.

Based upon the foregoing and subject to the qualifications, limitations and assumptions set out at the end of this letter, I am of the opinion that:

1. (a)	The Company and each Corporate Guarantor (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and (ii) has the corporate power and authority to (A) execute, deliver and perform its obligations under the Guaranty and the Subrogation and Contribution Agreement and (B) own its properties and conduct its business.

(b)	Each Partnership Guarantor (i) is a limited partnership duly formed, validly existing and in good standing under the laws of its state of formation and (ii) has the power and authority to (A) execute, deliver and perform its obligations under the Guaranty and the Subrogation and Contribution Agreement and (B) own its properties and conduct its business.

(c)	Each Limited Liability Company Guarantor (i) is a limited liability company duly formed, validly existing and in good standing under the laws of its state of formation and (ii) has the power and authority to (A) execute, deliver and perform its obligations under the Guaranty and the Subrogation and Contribution Agreement and (B) own its properties and conduct its business.

2.	Each Loan Party is duly qualified as a foreign Person and is in good standing in each jurisdiction wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

3.	The Guaranty and the Subrogation and Contribution Agreement have been duly authorized, executed and delivered by the Company and each Guarantor and constitute the legal, valid and binding obligations of the Company and each such Guarantor, enforceable against the Company and each such Guarantor in accordance with their respective terms.

4.	Neither the execution nor delivery of any Loan Document by any Loan Party nor the compliance by such Loan Party with the terms and provisions of the Loan Documents to which it is a party will (i) violate any provision of the charter or bylaws or the partnership agreement or limited liability company agreement, as the case may be, of such Loan Party, (ii) contravene any statutory or regulatory legal requirement to which such Loan Party is subject or (iii) result in any breach of, or result in the creation of any Lien in respect of any property of, such Loan Party pursuant to any contract or agreement to which such Loan Party is a party or by which it or any of its properties is bound or under or pursuant to which it owns, maintains or operates any of its properties or conducts business.

5.	No consent, approval, authorization or order of any Governmental Authority or, to my knowledge, any other Person is required in connection with the execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party, other than any such consent, approval, authorization or order, if any, that has been received prior to the date hereof.

6.	All of the outstanding capital stock of each Corporate Guarantor, outstanding partnership interests of each Partnership Guarantor and outstanding membership interests of each LLC Guarantor has been validly issued, is fully paid and nonassessable. All such capital stock, partnership interests and limited liability company interests, to the extent owned by the Company or any Subsidiary, are owned by the Company or such Subsidiary, free and clear of any Lien, except for (a) directors’ qualifying shares or partnership or limited liability company interests (if any) and (b) 9.9% of the issued and outstanding capital stock of RATI Holding, Inc.

7.	Except for litigation disclosed in the Company’s public filings with the Securities and Exchange Commission, there are no actions, suits or proceedings pending, or to my knowledge after due inquiry, threatened against the Company or any Guarantor in any court or before any arbitrator of any kind or before or by any Governmental Authority which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

The opinions expressed above are subject to the following qualifications, limitations and assumptions:

a)	The enforceability opinion expressed in paragraph 3 above is subject to the effects of (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally, (ii) the application of the principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) and (iii) applicable laws and court decisions that may limit the enforceability of certain remedial and other provisions of the Guaranty and the Subrogation and Contribution Agreement, but such laws and decisions should not, in my opinion, materially diminish the ultimate practical realization of the principal legal benefits intended to be provided thereby, except for the economic consequences of any delay which may result therefrom.

b)	I am not licensed to practice law in any jurisdiction other than the State of Texas and do not purport to be an expert with respect to any laws other than (i) the laws of the State of Texas, (ii) the General Corporation Law of the State of Delaware, (iii) the Delaware Revised Uniform Partnership Act, (iv) the Delaware Limited Liability Company Act and (v) the laws of the United States of America applicable to the businesses of the respective Loan Parties (collectively, the “Primary Laws”). To the extent that the opinions contained herein cover the laws other than the Primary Laws (the “Secondary Laws”), you are advised that my familiarity with the Secondary Laws is limited because I am not licensed to practice, and do not practice, law in jurisdictions in respect of which the Secondary Laws are applicable and I do not purport to be an expert with respect to the Secondary Laws. Accordingly, my opinions with respect to the Secondary Laws are necessarily more limited than a typical legal opinion as to such matters and my opinions with respect thereto should be viewed as conclusions derived by me based solely on my limited familiarity with the Secondary Laws by reason of my capacity as General Counsel of the Company, which owns the Guarantors, and general principles of corporate, partnership or limited liability company law. I am not a member of the State Bar of Delaware, and my knowledge of its corporation, partnership and limited liability company law is derived solely from a reading of the General Corporation Law of Delaware, the Delaware Revised Uniform Partnership Act and the Delaware Limited Liability Company Act.

c)	I note that the Guaranty and the Subrogation and Contribution Agreement provide that they are to be governed by and construed in accordance with the internal laws of the State of New York. I express no opinion regarding the laws of the State of New York. In expressing my opinion in paragraph 3 and 4(ii) as to the validity, binding effect and enforceability of the Guaranty and the Subrogation and Contribution Agreement, I have assumed that the Guaranty and the Subrogation and Contribution Agreement provide that they are to be governed by and construed in accordance with the internal laws of the State of Texas rather than the internal laws of the State of New York.

d)	The provisions of the Guaranty and the Subrogation and Contribution Agreement which permit the Purchasers or any other holders of Notes to take action or make determinations, or to benefit from indemnities and similar undertakings of the Loan Parties, may be subject to a requirement that such action be taken or such determination be made, and that any action or inaction by the Purchasers or such holders that may give rise to a request for payment under such undertaking be taken or not taken, on a reasonable basis and in good faith.

e)	To the extent that the obligations of the Guarantors under the Guaranty and the Subrogation and Contribution Agreement may be dependent upon such matters, I have assumed for purposes of this opinion, without independent investigation, that each of the Purchasers is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, that the Note Purchase Agreement has been duly authorized, executed and delivered by the Purchasers and is enforceable against the Purchasers in accordance with its terms, and that each of the Purchasers has the requisite power and authority to perform its obligations under the Note Purchase Agreement. I express no opinion as to the compliance by the Purchasers with any state or federal laws or regulations applicable to the transactions contemplated by the Guaranty and the Subrogation and Contribution Agreement because of the nature of its business or facts relating specifically to the Purchasers or as to the effect of any such noncompliance on the opinions set forth above, and I have assumed that each of the Purchasers has obtained and maintains all consents and approvals, and has taken all action that might be required by reason of its involvement in this transaction based upon its legal or regulatory status or other factors relating specifically to it.

f)	The opinions expressed in paragraphs 1 and 2 with respect to existence and good standing of certain of the Corporate Guarantors and the due qualification of the Loan Parties are expressed as of the date on which applicable certificates were issued by authorities of the jurisdictions covered, and I have assumed that the certificates so issued evidence, as the case may be, the valid existence, due qualification or good standing of the entities covered thereby.

g)	This opinion is rendered based upon existing Primary Laws and Secondary Laws, and it is not intended to speak with reference to standards hereinafter adopted or evolved in subsequent judicial decisions. Additionally, I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

h)	Insofar as the enforceability opinion in paragraph 3 may be affected by such matters, I express no opinion as to the validity, binding effect or enforceability of any provision of the Note Purchase Agreement.

i)	I express no opinion as to the validity, binding effect or enforceability of any provision of the Loan Documents relating to indemnification, contribution, or exculpation in connection with violations of any securities laws or statutory duties or public policy, to the extent that such provisions are determined to be contrary to public policy, as interpreted by the courts of the State of Texas and the courts of the United States.

j)	To the extent that the enforceability of the Loan Documents may be adversely affected by the usury laws of the State of Texas, in rendering the opinions expressed in paragraphs 3 and 4(ii) above (insofar as such clauses relate to compliance with laws, statutes, rules and regulations of the State of Texas) above, these opinions, insofar as they involve the issue of usury, are expressly limited to an analysis of whether the Loan Documents, as written, will be subject to a defense, claim or setoff as a result of the Purchasers contracting for a usurious rate of interest. The opinions given herein as to usury are expressly limited to the issues relating to the contracting for, as opposed to the charging or receiving of, usurious amounts of interest. The opinions given in paragraphs 3 and 4(ii) above are also qualified to the extent that any compensation designated as fees in the Loan Documents should instead be characterized as interest or should be construed, for purposes of complying with applicable usury laws of the State of Texas, as reducing the amount of principal available to the Company under the Loan Documents. Provided further, to the extent that the enforceability of the Loan Documents may be adversely affected by the usury laws of the State of Texas, and to the extent that the transactions contemplated by the Loan Documents may otherwise involve an analysis of compliance with such laws, in rendering my opinions in paragraphs 3 and 4 above, I have assumed:

i.

that under applicable usury laws of the State of Texas, any fees expressly provided for in the Loan Documents and all charges for reimbursement of the actual, just and reasonable out-of-pocket expenses that the Purchasers incur in documenting the extension of loans and credit contemplated by the Loan Documents and all fees payable to parties not affiliated with the Purchasers for services such parties have actually rendered in connection with the extensions of loans and credit contemplated by the Loan Documents would not constitute interest on or in connection with the extension of such loans or credit; or, if held to constitute interest, that such fees and charges would be considered, together with other amounts contracted for, or to be charged or collected by the Purchasers for the use, forbearance or detention of the extensions of loans and credit contemplated by the Loan Documents, to be effectively limited by the provisions of the Loan Documents limiting the interest contracted for or to be charged or collected by the Purchasers on or in connection with the loans contemplated by the Loan Documents to amounts that do not exceed the maximum rate or amount of interest that may lawfully be contracted for, charged or collected thereon or in connection therewith under applicable law,

ii.	that the Purchasers duly observe the provisions of the Loan Documents limiting the interest contracted for or to be charged or collected by the Purchasers on or in connection with the extension of loans and credit contemplated by the Loan Documents, to amounts which do not exceed the maximum rate or amount of interest which may lawfully be contracted for, charged or collected thereon or in connection therewith under applicable law,

iii.	that there exist no agreements or documents that provide for the payment to the Purchasers of amounts deemed to be interest under applicable law except as specifically provided in the Loan Documents, and

iv.	that any acceleration of the maturity of any extension of loans or credit contemplated by the Loan Documents will not include the right to accelerate any amounts deemed interest under applicable law that have not otherwise accrued on the date of such acceleration.

k)	To the extent that the enforceability of the Loan Documents may be adversely affected by the usury laws of the State of Texas, in rendering my opinions in paragraphs 3 and 4 above, I have relied upon the reported decisions of several lower Texas courts to the effect that a contract requiring the payment of interest on matured, unpaid installments of interest is not usurious. The status of judicial interpretations of Texas usury laws is not yet settled in this regard; therefore, no absolute opinion is rendered. In the event that the Purchasers actually demand, charge or collect any amounts in excess of those permitted by any applicable usury laws of the State of Texas, I express no opinion as to the effectiveness or enforceability of any provision of the Loan Documents that purports to permit the Purchasers to cure such violation by the rescission of such demand or charge, the refund of excess amounts collected, or otherwise, and I express no opinion on the provisions of the Loan Documents that purport to involve a waiver of claims based on usury laws.

l)	Without my prior written consent, this opinion may not be relied upon in any manner by any Person except the Purchasers and all future holders of Notes, if any.

Very truly yours,

J. Curtis Linscott, General Counsel

Annex 1

Purchasers

Minnesota Life Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Trinity Universal Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

United Insurance Company of America

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

American Fidelity Assurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Vantis Life Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Great Western Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Equitable Life & Casualty Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Farm Bureau Life Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Farm Bureau Mutual Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Farm Bureau General Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

American Republic Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Great American Life Insurance Company

c/o American Money Management Corporation

301 East Fourth Street, 27th Floor

Cincinnati, Ohio 45202

Great American Insurance Company

c/o American Money Management Corporation

301 East Fourth Street, 27th Floor

Cincinnati, Ohio 45202

Senior Health Insurance Company of Pennsylvania

c/o Conning, Inc.

One Financial Plaza, 14th Floor

Hartford, CT 06103-2627

National Benefit Life Insurance Company

c/o Conning, Inc.

One Financial Plaza, 14th Floor

Hartford, CT 06103-2627

The Ohio National Life Insurance Company

One Financial Way

Cincinnati, OH 45242

Ohio National Life Assurance Corporation

One Financial Way

Cincinnati, OH 45242

Montgomery RE, Inc.

One Financial Way

Cincinnati, OH 45242

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

PHL Variable Insurance Company

One American Row

Hartford, CT 06102

EXHIBIT 4.4(c)

[FORM OF OPINION OF SPECIAL COUNSEL FOR THE

PURCHASERS]

August 28, 2012

To the persons set forth on

Annex 1 attached hereto

Re:	Cash America International, Inc.

Ladies and Gentlemen:

We have acted as special counsel for each of the persons named on Annex 1 attached hereto (the “Purchasers”) in connection with that certain Note Purchase Agreement, dated as of August 28, 2012 (the “Note Purchase Agreement”), by and among Cash America International, Inc., a Texas corporation (the “Company”) and the Purchasers. The Note Purchase Agreement provides, among other things, for the issuance and sale by the Company, and the purchase by the Purchasers, of an aggregate principal amount of (a) $47,000,000 of the Company’s 6.00% Series A Senior Notes due August 28, 2019 (the “Series A Notes”) and (b) $5,000,000 of the Company’s 6.58% Series B Senior Notes due August 28, 2022 (the “Series B Notes”).

Capitalized terms used herein, and not defined herein, have the respective meanings ascribed to them pursuant to the terms of the Note Purchase Agreement.

This opinion is delivered to you pursuant to Section 4.4(c) of the Note Purchase Agreement. Our representation of the Purchasers has been as special counsel for the purposes stated above.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon:

(1) the representations and warranties of the Company and the Purchasers set forth in the Note Purchase Agreement, and the other documents listed below;

(2) certificates of public officials and of certain officers of the Company delivered in connection with the Closing and the Offeree Letter (defined below);

and have assumed, without independent inquiry, the accuracy of those representations, warranties, certificates and Offeree Letter.

To the persons set forth on

Annex 1 attached hereto

August 28, 2012

In connection with this opinion, we have examined originals or copies of the following documents:

(a) the Note Purchase Agreement;

(b) the Series A Notes and the Series B Notes, each dated the date hereof, in the forms of Exhibit 1(a) and Exhibit 1(b), respectively, to the Note Purchase Agreement and registered in the names and in the respective principal amounts and with the respective registration numbers as set forth on Schedule A to the Note Purchase Agreement (the “Notes”);

(c) that certain Joint and Several Guaranty, in the form of Exhibit 2 to the Note Purchase Agreement, dated the date hereof (the “Guaranty”), among the Company and certain Subsidiaries of the Company listed on the signature pages thereto (such Subsidiaries, the “Guarantors”);

(d) that certain Subrogation and Contribution Agreement, in the form of Exhibit 3 to the Note Purchase Agreement, dated the date hereof (the “Subrogation and Contribution Agreement”) among the Company and the Guarantors;

(e) a certificate of an officer of the Company, dated the date hereof, certifying as to the matters set forth therein;

(f) a certificate of the Secretary of the Company, dated the date hereof, and annexing thereto (among other documents) and certifying as accurate and complete:

(i) the incumbency of officers of the Company;

(ii) copies of corporate resolutions authorizing the Company’s participation in the transactions contemplated by the Transaction Documents (as defined below);

(iii) a copy of the Bylaws of the Company, including any amendments thereto (the “Company Bylaws”); and

(iv) a copy of the certificate of incorporation of the Company, including any amendments thereto, certified by the Secretary of State of Texas (together with the Company Bylaws, collectively, the “Company Governing Documents”);

To the persons set forth on

Annex 1 attached hereto

August 28, 2012

(g) a letter addressed to the Company, Hunton & Williams LLP, and Bingham McCutchen LLP from KeyBanc Capital Markets Inc., describing the manner of the offering of the Notes (the “Offeree Letter”);

(h) a Cross Receipt evidencing receipt of funds by the Company and receipt of the Notes by the Purchasers (the “Cross Receipt”);

(i) the opinion of Hunton & Williams LLP, special counsel to the Company and the Guarantors, dated the date hereof and delivered to the Purchasers pursuant to Section 4.4(a) of the Note Purchase Agreement; and

(j) the opinion of J. Curtis Linscott, General Counsel to the Company and the Guarantors, dated the date hereof and delivered to the Purchasers pursuant to Section 4.4(b) of the Note Purchase Agreement.

The documents referenced in clause (a) through clause (d), inclusive, above are hereinafter referred to collectively as the “Transaction Documents.”

This opinion is based entirely on our review of the documents listed in the preceding paragraph and we have made no other documentary review or investigation for purposes of this opinion.

Based on such investigation as we have deemed appropriate the opinions referred to in clause (i) and clause (j) above are satisfactory in form and scope to us, and in our opinion you are justified in relying thereon.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document, and that the Company and each Guarantor, and each other Person executing such documents (including, without limitation, the Transaction Documents) validly exists and is in good standing under the laws of the jurisdiction in which it was organized, had and has the power and authority to enter into and perform its obligations under the Transaction Documents under its governing organizational documents, applicable enterprise legislation and other applicable law, and is qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such documents. We have further assumed that such documents have been duly authorized, executed and delivered by each Person executing such documents and, as to Persons other than the Company and the Guarantors, are binding upon and enforceable against such Persons. In addition, we have relied, to the extent we deem necessary and proper, on the Offeree Letter without independent investigation.

To the persons set forth on

Annex 1 attached hereto

August 28, 2012

For purposes of this opinion, we have made such examination of law as we have deemed necessary. Except to the extent addressed below in paragraph 5, this opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in the State of New York without regard to choice of law, and the federal laws of the United States of America (except for federal and state tax, energy, utilities, national security, anti-money laundering or antitrust laws, as to which we express no opinion), and we express no opinion as to the laws of any other jurisdiction. Our opinion in paragraph 2 below is based solely on a review of the Company Governing Documents and we have not made any analysis of the internal substantive law of the jurisdiction of organization of the Company, including statutes, rules or regulations or any interpretations thereof by any court, administrative body, or other government authority, and we express no opinion in paragraph 2 below as to the internal substantive law of the Company’s jurisdiction of organization. We note that the Transaction Documents contain provisions stating that they are to be governed by the laws of the State of New York (each, a “Chosen-Law Provision”). Except to the extent addressed below in paragraph 5, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents. Except as set forth in paragraph 4 below, we express no opinions as to any securities or “blue sky” laws of any jurisdiction.

Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

(a) We have assumed without any independent investigation (i) that the execution, delivery and performance by each of the parties thereto of the Transaction Documents do not and will not conflict with, or result in a breach of, the terms, conditions or provisions of, or result in a violation of, or constitute a default or require any consent (other than such consents as have been duly obtained) under, any organizational document other than the Company Governing Documents (including, without limitation, applicable corporate charter documents and bylaws), any order, judgment, arbitration award or stipulation, or any agreement, to which any of such parties is a party or is subject or by which any of the properties or assets of any of such parties is bound, (ii) that the statements regarding delivery and receipt of documents and funds referred to in the Cross Receipt between you and the Company are true and correct, and (iii) that

To the persons set forth on

Annex 1 attached hereto

August 28, 2012

the Transaction Documents are a valid and binding obligation of each party thereto to the extent that laws other than those of the State of New York are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to the Company and relevant to our opinions expressed below).

(b) The enforcement of any obligations of any Person under any Transaction Document or otherwise may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of any Person under the Transaction Documents or otherwise.

(c) We express no opinion as to the availability of any specific or equitable relief of any kind.

(d) The enforcement of any of the Purchasers’ rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to:

(i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue;

(ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law;

(iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims;

(iv) exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution, and clauses relating to releases or waivers of unmatured claims or rights;

(v) waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law; or

To the persons set forth on

Annex 1 attached hereto

August 28, 2012

(vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture”.

(f) We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

(g) Our opinion in paragraph 3 below is based solely on a review of generally applicable laws of the State of New York and the United States of America and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to the Company.

(h) We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Based on the foregoing, we are of the following opinions:

1. Each of the Note Purchase Agreement and the Notes constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, and the Guaranty constitutes a legal, valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

2. The execution and delivery by the Company of the Note Purchase Agreement and the Notes, the issuance and sale of the Notes by the Company, and the performance by the Company of its obligations under the Note Purchase Agreement and the Notes will not constitute a violation of the Company Governing Documents or any law, statute, rule or regulation of the State of New York.

3. No consents, approvals or authorizations of Governmental Authorities of the State of New York or the United States of America are required in respect of the Company or any Guarantor under the laws of the United States of America or the State of New York in connection with (a) the execution and

To the persons set forth on

Annex 1 attached hereto

August 28, 2012

delivery by the Company of the Note Purchase Agreement, (b) the execution and delivery by the Company and the Guarantors of the Guaranty, or (c) the offer, issuance, sale and delivery of the Notes by the Company under the circumstances contemplated by the Transaction Documents, on the date hereof.

4. It is not necessary in connection with either (a) the offer and sale of the Notes delivered to you today under the circumstances contemplated by the Transaction Documents or (b) the execution and delivery by the Company and the Guarantors of the Guaranty under the circumstances contemplated by the Transaction Documents, to register the offer and sale to you today of the Notes or the Guaranty under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the issuance of the Notes under the Trust Indenture Act of 1939, as amended.

5. Each Chosen-Law Provision is enforceable in accordance with New York General Obligations Law section 5-1401, as applied by a New York State court or a federal court sitting in New York and applying New York choice of law principles.

This opinion is delivered solely to the Purchasers and for the benefit of the Purchasers in connection with the Note Purchase Agreement and may not be relied upon by the Purchasers for any other purpose or relied upon by any other person or entity (other than future holders of the Notes acquired in accordance with the terms of the Transaction Documents) for any reason without our prior written consent.

Very truly yours,

BINGHAM McCUTCHEN LLP

Annex 1

Purchasers

Minnesota Life Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Trinity Universal Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

United Insurance Company of America

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

American Fidelity Assurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Vantis Life Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Great Western Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Equitable Life & Casualty Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Farm Bureau Life Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Annex 1-1

Farm Bureau Mutual Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Farm Bureau General Insurance Company of Michigan

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

American Republic Insurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Great American Life Insurance Company

c/o American Money Management Corporation

301 East Fourth Street, 27th Floor

Cincinnati, Ohio 45202

Great American Insurance Company

c/o American Money Management Corporation

301 East Fourth Street, 27th Floor

Cincinnati, Ohio 45202

Senior Health Insurance Company of Pennsylvania

c/o Conning, Inc.

One Financial Plaza, 14th Floor

Hartford, CT 06103-2627

National Benefit Life Insurance Company

c/o Conning, Inc.

One Financial Plaza, 14th Floor

Hartford, CT 06103-2627

The Ohio National Life Insurance Company

One Financial Way

Cincinnati, OH 45242

Ohio National Life Assurance Corporation

One Financial Way

Cincinnati, OH 45242

Montgomery RE, Inc.

One Financial Way

Cincinnati, OH 45242

Annex 1-2

Phoenix Life Insurance Company

One American Row

Hartford, CT 06102

PHL Variable Insurance Company

One American Row

Hartford, CT 06102

Annex 1-3